UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a party other than the Registrant [_]

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[_]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to §240.14a-12

SunOpta Inc.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUNOPTA INC.
2838 Bovaird Drive West
Brampton, Ontario L7A 0H2
905-455-1990

Dear Fellow Shareholder:	April 17, 2015

It is our pleasure to cordially invite you to attend in person or by telephone the Annual Meeting of the Shareholders of SunOpta Inc., which will be held on Thursday, May 28, 2015 at our corporate offices located at 2838 Bovaird Drive West, Brampton, Ontario, Canada at 4:00 P.M. Eastern Time.

At our Annual Meeting, shareholders will vote on: the election of our directors; the appointment of our independent public registered accounting firm and auditor and authorization to fix their remuneration; and the compensation of our named executive officers. In addition to these formal items of business, we will review the major developments of the past year and share with you some of our plans for the future.

You will have the opportunity to ask questions and express your views to the senior management of SunOpta Inc. and certain members of the Board of Directors who will be in attendance.

Your vote is important to us. Whether or not you intend to attend the meeting, please read the enclosed proxy statement and submit your vote by completing and returning the enclosed proxy card, or if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet.

Sincerely,

Alan Murray	Steve Bromley
Chair	Chief Executive Officer

SunOpta Inc.
2838 Bovaird Drive West
Brampton, Ontario, Canada L7A 0H2
T:(905) 455-1990 F:(905) 455-2529

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 2015

To the holders of the common shares of SunOpta Inc.:

Notice is hereby given that an Annual Meeting of Shareholders of SunOpta Inc. (the “Company”) will be held on Thursday, May 28, 2015 at 4:00 P.M. Eastern Daylight Time, at the Company’s corporate offices located at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2 for the following purposes:

1.	to elect the directors of the Company;
2.	to appoint the Company’s independent registered public accounting firm and auditor and to authorize the Audit Committee to fix their remuneration;
3.	to consider an advisory vote to approve the compensation of the Company’s named executive officers; and
4.	to consider and take action upon such other matters as may properly come before the Meeting or any adjournment or adjournments thereof.

You may also access the Meeting live by teleconference or over the Internet, by following the instructions provided in the accompanying Proxy Statement in the section “Questions and Answers About the Meeting and Voting - How can I vote?”

This Notice is accompanied by a Proxy Statement, a proxy card, the Annual Report of the Company on Form 10-K which includes the Audited Consolidated Financial Statements for the year ended January 3, 2015 and related Management’s Discussion and Analysis, and an envelope to return the proxy card.

The Board of Directors has fixed the close of business on March 31, 2015 as the record date for the determination of the shareholders of the Company entitled to receive notice of and to vote at the Meeting. All such shareholders are cordially invited to attend the Meeting.

Your vote is important. Whether or not you intend to attend the meeting, please read the enclosed Proxy Statement and submit your vote by completing and returning the enclosed proxy card or if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2015.

This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders for the fiscal year ended January 3, 2015 are first being made available on or about April 17, 2015 to shareholders of the Company entitled to receive notice of and vote at the Meeting as of the record date, and such materials are also available on our website at www.sunopta.com, under the “Investor Relations” link.

In order to be represented by proxy at the Annual Meeting, you must complete and submit the enclosed Form of Proxy or another appropriate form of proxy.

SUNOPTA INC.

PROXY STATEMENT

TABLE OF CONTENTS

Questions and Answers About the Meeting and Voting	2
Security Ownership of Certain Beneficial Owners and Management	8
Proposal One – Election of Directors	12
Corporate Governance	22
Proposal Two – Appointment and Remuneration of Independent Registered Public Accounting Firm and Auditor	32
Report of the Audit Committee	34
Proposal Three – Advisory Vote on the Compensation of Named Executive Officers	35
Executive Compensation	37
Certain Relationships and Transactions with Insiders and Related Persons	58
Executive Officers	59
Interests of Certain Persons in Matters to be Acted Upon	60
Shareholder Proposals for 2016 Annual Meeting of Shareholders; Shareholder Communications	60
Solicitation of Proxies	60
Form 10-K and Other Information	61
Other Matters	61

BASIS OF PRESENTATION

In this document, all currency amounts are expressed in United States (“U.S.”) dollars (“$”) unless otherwise stated. Amounts expressed in Canadian dollars are preceded by the symbol “Cdn $”. Amounts expressed in euros are preceded by the symbol “€”.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?

The Securities and Exchange Commission (the “SEC”) rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report to Shareholders, by providing access to these documents on the Internet instead of mailing printed copies of our proxy materials to shareholders. Most shareholders who reside in the United States have received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing proxy materials on a website or for requesting electronic or printed copies of the proxy materials.

If you would like to receive a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the Notice instructions for requesting such materials. The chosen electronic delivery option lowers costs and reduces environmental impacts of printing and distributing the materials.

What is the date, time and place of the Annual Meeting?

The Annual Meeting of Shareholders (the “Meeting”) of SunOpta Inc. (sometimes referred to as “we”, “us”, “our”, “the Company” or “SunOpta”) will be held on Thursday, May 28, 2015 at 4:00 P.M. Eastern Daylight Time at our corporate offices located at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2.

You may also access the Meeting live by teleconference or over the Internet. To access the Meeting by teleconference, dial toll free at 1-877-312-9198 or international at 1-631-291-4622. To access the Meeting over the Internet, go to the Company’s website at www.sunopta.com. You should plan to access the Company’s website at least 15 minutes prior to the Meeting time in order to register, download and install any necessary audio software.

Why am I receiving proxy materials?

We sent you the Notice or this proxy statement relating to the Meeting (this “Proxy Statement”) and the accompanying proxy card because our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at the Meeting and at any adjournment or postponement thereof. You are invited to attend the Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or vote by telephone or Internet as described below under “How can I vote?”

What are the items of business scheduled for the Meeting?

There are three matters scheduled for a vote:

  the election of the director nominees specified in this Proxy Statement;

  the appointment of Deloitte LLP as the Company’s independent registered public accounting firm and auditor and authorization for the Audit Committee to fix their remuneration; and

  an advisory to approve the compensation of the Company’s named executive officers (“NEOs”).

Shareholders will also consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof. The Board is not currently aware of any other matters to be presented at the Meeting.

What is included in the proxy materials?

The proxy materials include:

  this Proxy Statement for the Meeting;

  the accompanying proxy card; and

  our Annual Report to Shareholders on Form 10-K for the year ended January 3, 2015, which includes the Audited Consolidated Financial Statements for the year ended January 3, 2015 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

What is a proxy?

It is your legal designation of another person to vote the shares you own. The other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

The enclosed proxy card contemplates that Robert McKeracher, Vice President and Chief Financial Officer, and John Ruelle, Chief Administrative Officer and Senior Vice President, each be appointed to act as your proxy. However, you may choose another person to act as your proxy. If you wish to appoint as your proxy a person other than the individuals named on the proxy card to attend the Meeting and vote for you, you may do so by striking out the names on the proxy card and inserting the name of your proxy in the blank space provided in the proxy card, or you may complete another proper proxy card. Your appointed proxy need not be a shareholder of the Company.

Who is soliciting my proxy?

The proxy accompanying this Proxy Statement is solicited by Management and the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular employees of the Company. The Company does not expect to pay any additional compensation for the solicitation of proxies. These solicitations may be made personally or by mail, facsimile, telephone, messenger, or e-mail. The Company will bear all proxy solicitation costs.

Who can vote at the Meeting?

Only shareholders of record at the close of business on March 31, 2015, or the record date, will be entitled to vote at the Meeting. On the record date, there were 67,627,362 common shares issued and outstanding.

In the event a shareholder of record transfers his, her or its common shares after the close of business on the record date, the transferee of those shares will be entitled to vote the transferred shares at the Meeting provided that he, she or it produces properly endorsed share certificates representing the transferred shares to the Company’s Secretary or transfer agent or otherwise establishes his, her or its ownership of the transferred shares at least 10 days prior to the Meeting.

What is the difference between a shareholder of record and a shareholder who holds shares in street name?

Most shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are important distinctions between shares held of record and those owned in street name.

Shareholder of Record – Shares Registered in Your Name

If on March 31, 2015 your shares were registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card, or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner – Shares Registered in the Name of Broker, Bank or Nominee

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has provided voting instructions for you to use in directing the broker or nominee how to vote your shares. If you fail to provide sufficient instructions to your broker or nominee, that shareholder of record may be prohibited from voting your shares. See “What if I do not specify how my shares are to be voted?” and “What are ‘broker non-votes’?” below.

How can I vote?

You may vote your shares by one of the following methods:

Vote in Person. If you are the shareholder of record with respect to your shares, you may vote the shares in person at the Meeting. If you choose to vote in person at the Meeting, please bring your proxy card or personal identification. Shares held in street name may be voted in person by you only if you obtain a legal proxy from the shareholder of record giving you the right to vote your beneficially owned shares.

Vote by Telephone. To vote by telephone, call toll free 1-800-690-6903 or 1-800-454-8683. You will be prompted to provide your 12 digit number located on the Notice or your proxy card. Please note that telephone voting should not be used if you plan to attend the Meeting and vote in person or designate a proxy to vote on your behalf at the Meeting.

Vote by Facsimile (Canadian shareholders only). You may also submit your proxy card via facsimile by sending it to 1-866-623-5305.

Vote by Internet. To vote via the Internet, go to www.proxyvote.com and follow the simple instructions. You will be required to provide your 12 digit control number located on the Notice or your form of proxy.

Vote by Mail. If you received a printed set of proxy materials, you may complete, sign, date and mail the separate proxy card or other proper form of proxy in the envelope provided with this Proxy Statement.If you vote by telephone, Internet or facsimile, please do not mail your proxy card.

If you vote by telephone, facsimile or Internet, your vote must be cast no later than 4:00 p.m. Eastern Daylight Time on Tuesday, May 26, 2015 (or 4:00 P.M. on the day before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the Meeting). If you vote by proxy, your completed proxy card must be received by Broadridge at 51 Mercedes Way, Edgewood, New York USA 11717, prior to 4:00 P.M. Eastern Daylight Time on Tuesday, May 26, 2015 (or 4:00 P.M. on the day before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the Meeting at which the proxy is to be used).

If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions provided by that broker, bank or nominee regarding how to vote or how to revoke your voting instructions.

If you return a signed proxy card or use the telephone or Internet to vote before the Meeting, the person named as proxies in the proxy card will vote your common shares as you direct.

Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Meeting. Submitting your proxy via Internet, telephone or mail does not affect your right to vote in person at the Meeting.

How many votes are needed to approve each proposal?

The number of votes required to approve each of the proposals scheduled to be presented at the Meeting is as follows:

Proposal 1: Election of Directors. Directors are elected by a plurality of the votes cast, meaning the nominees who receive the largest number of votes will be elected as directors, up to the maximum number of directors to be elected. However, in accordance with our Majority Voting Policy, any director who receives more “withhold” than “for” votes will be required to immediately submit his or her resignation as a director. See “Proposal One – Election of Directors – Majority Voting Policy” below.

Proposal 2: Appointment of Deloitte LLP as the Company’s independent registered public accounting firm and auditors and authorization of the Audit Committee to fix their remuneration. This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal.

Proposal 3: Advisory vote regarding the compensation of the Company’s NEOs. This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal. Although the outcome of this vote is not binding on us, we will consider the outcome of this vote when developing our compensation policies and practices, and when making compensation decisions in the future.

What if I do not specify how my shares are to be voted?

Shareholders of Record. If you are a shareholder of record and you submit a proxy card, but you do not provide voting instructions, your shares will be voted as follows:

FOR each of the eight nominees named in this Proxy Statement for election to the Company’s Board of Directors;

FOR the appointment of Deloitte LLP as the Company’s independent registered public accounting firm and auditor and authorization of the Audit Committee to fix their remuneration; and

FOR the approval of an advisory resolution regarding the compensation of the Company’s NEOs.

The Board does not expect that any additional matters will be brought before the Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Meeting or any postponement or adjournment thereof, including any vote to postpone or adjourn the Meeting. Moreover, if for any reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote for such other candidate or candidates as may be nominated by the Board.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker, bank or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Therefore, if you do not provide voting instructions to your broker, your broker may only vote your shares on Proposal Two. See “What are ‘broker non-votes’?” below.

What are “broker non-votes”?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under NASDAQ rules, brokers that do not receive voting instructions from the beneficial owner have the discretion to vote on certain routine matters, but do not have the discretion to vote on the election of directors to the Board, executive compensation matters or any other significant matter as determined by the SEC. We believe that Proposal Two relating to the appointment of Deloitte LLP as our independent registered public accounting firm is considered a matter on which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. However, under current NASDAQ rules, we believe that brokers who have not received voting instructions from their clients will not be authorized to vote in their discretion on Proposals One or Three. Accordingly, for beneficial owners of shares, if you do not give your broker specific instructions, your shares may not be voted on such proposals.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting. The shares represented by proxies marked “abstain” will not be treated as affirmative or opposing votes. Broker non-votes will not affect the outcome of the vote on any of the proposals to be voted upon at the Meeting because the outcome of each vote depends on the number of votes cast rather than the number of shares entitled to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each common share you owned as of March 31, 2015.

Who counts the votes?

The Company has nominated Broadridge Financial Solutions, Inc. to count and tabulate the votes. This is done independently of the Company to preserve the confidentiality of individual shareholder votes. Proxies are referred to the Company only in cases where a shareholder clearly intends to communicate with management, the validity of the proxy is in question or where it is necessary to do so to meet the requirements of applicable law.

Is my vote confidential?

The Company’s transfer agent preserves the confidentiality of individual shareholder votes, except where a shareholder clearly intends to communicate his or her individual position to the management of the Company or as necessary in order to comply with legal requirements.

If I need to contact the Company’s transfer agents, how do I reach them?

You can contact the transfer agent in Canada by mail at: Equity Financial Trust Company, 200 University Avenue, Suite 400, Toronto, Ontario, Canada M5H 4H1, or via telephone at (416) 361-0930. You can contact the transfer agent in the USA by mail at: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY USA 11219, or via telephone at (718) 921-8293.

What does it mean if I receive more than one copy of the Notice or proxy card?

If you receive more than one copy of the Notice or more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or follow the instructions on each copy of the Notice to ensure that all of your shares are voted.

How do I revoke or change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted by one of the following methods:

Voting again by telephone or by Internet prior to 4:00 P.M. Eastern Daylight Time on May 26, 2015, as set forth above under “How can I vote?”;

Requesting, completing and mailing or delivering by facsimile a proper proxy card, as set forth above under “How can I vote?”;

Sending written notice of revocation, signed by you (or your duly authorized attorney), to the Company at the corporate office of the Company at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2, at any time prior to the last business day preceding the date of the Meeting; or

Attending the Meeting (or any adjournment thereof) and delivering written notice of revocation prior to any vote to the Chair of the Meeting.

If you hold your shares in street name, you may revoke your proxy by following the instructions provided by your broker, bank or other nominee.

What is the quorum requirement?

Under NASDAQ listing rules and the Company’s by-laws, the presence at the Meeting, in person or represented by proxy, of at least two shareholders holding not less than one-third (33 1/3%) of the outstanding common shares shall constitute a quorum for the purpose of transacting business at the Meeting. As of the record date, there were 67,627,362 common shares outstanding. Therefore, holders of at least 22,542,454 common shares must be present, in person or represented by proxy, at the Meeting in order to establish a quorum. The Company encourages all of its shareholders of record as of March 31, 2015 to participate in the Meeting.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC and with applicable Canadian securities regulatory authorities within four business days of the Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website, by viewing our public filings in the U.S. at www.sec.gov or in Canada at www.sedar.com, by contacting our Investor Relations Officer by calling (905) 455-2528, ext. 103, by writing to Investor Relations, SunOpta Inc., 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2 or by sending an email to susan.wiekenkamp@sunopta.com.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following presents information regarding beneficial ownership of our common shares as of March 31, 2015 by:

  each person who we know owns beneficially more than 5% of our common shares;

  each of our directors and nominees;

  each of our NEOs; and

  all of our directors and executive officers as a group.

Under the regulations of the SEC, shares are generally deemed to be “beneficially owned” by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of common shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all common shares subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of March 31, 2015. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Based solely on our review of statements filed with the SEC pursuant to Section 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Company is not aware of any other person or group that beneficially owns more than 5% of the Company’s common shares, except as noted below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street, Boston, MA 02210	Common	5,276,174(2)	7.80%
Daruma Capital Management, LLC 80 West 40th Street, 9th Floor, New York, NY 10018	Common	5,158,775(3)	7.63%
West Face Capital Inc. 2 Bloor Street East, Suite 3000, Toronto, ON M4W 1A8	Common	4,374,700(4)	6.47%

(1)	Percentage of class is calculated based on total common shares outstanding at March 31, 2015 of 67,627,362. This total does not include warrants or options of the Company.

(2)

According to a Schedule 13G filed by Wellington Management Group LLP (“Wellington”) on February 12, 2015, Wellington beneficially owns 5,276,174 shares of common stock of the Company that are owned of record by clients of one or more investment advisors directly or indirectly owned by Wellington. These clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, those shares of common stock of the Company. No such client is known to have such right or power with respect to more than 5% of the Company’s common shares. Wellington has shared power to vote 4,834,988 and shared power to dispose of 5,276,174 shares of common stock of the Company.

(3)

According to a Schedule 13G filed jointly by Daruma Capital Management, LLC (“Daruma”) and Mariko O. Gordon (“Gordon”) on February 17, 2015, each of Daruma and Gordon have shared power to vote 2,271,867 and shared power to dispose of 5,158,775 shares of common stock of the Company.

(4)

According to a Schedule 13D/A filed jointly by West Face Capital Inc. (“West Face”) and Gregory A. Boland (“Boland”) on September 8, 2014, each of West Face and Boland had shared voting and shared dispositive power over 4,908,900 shares of common stock of the Company. According to a Form 13F filed by West Face on February 17, 2015, West Face had reduced its holdings to 4,374,700 shares as of

December 31, 2014. West Face serves as investment manager to West Face Long Term Opportunities Global Master L.P. (“WFGM”). Boland is President and Chief Executive Officer of West Face. In such capacities, West Face and Boland may be deemed to have voting and dispositive power over the shares held for the account of WFGM.

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Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)			Total Number of Common Shares, Vested Options and Vested RSUs	Percent of Class(5)
	Common Shares	Vested Options(3)	Vested RSUs(4)
Jay Amato Director	26,670	47,000	2,609	76,279	*
Margaret Shan Atkins Director	-	-	-	-	*
Steven Bromley Director and Chief Executive Officer	263,746	356,443	-	620,189	*
Michael Detlefsen Director	29,079	3,000	2,609	34,688	*
Peter Fraser Director(6)	3,209	16,000	2,609	21,818	*
Douglas Greene Director	148,000	47,000	2,609	197,609	*
Katrina Houde Director	54,000	47,000	2,609	103,609	*
Jeremy Kendall Director	474,041	53,600	3,188	530,829	*
Alan Murray Chair of the Board	21,986	44,000	2,609	68,595	*
Allan Routh Director, Consultant(7)	220,829	103,500	2,609	326,938	*
Robert McKeracher Vice President and Chief Financial Officer	33,334	117,972	-	151,306	*
Hendrik Jacobs President and Chief Operating Officer	19,638	92,189	-	111,827	*
John Ruelle Chief Administrative Officer and Senior Vice President	23,759	97,746	-	121,505	*
Gerard Versteegh President, International Sourcing and Supply	76,680	99,631	-	176,311	*
All directors and executive officers as a group (14)	1,394,971	1,125,081	21,451	2,541,503	3.76%

(1)	The address of each director and executive officer is 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2.

(2)

Unless otherwise indicated, the persons in this table have sole voting and dispositive power with respect to the common shares shown as beneficially owned by them. The information as to shares beneficially owned or over which control or direction is exercised, directly or indirectly, not being within the knowledge of the Company, has been furnished by the respective directors and executive officers individually.

(3)	The number of vested options includes options that will become exercisable within 60 days of March 31, 2015. The exercise price of vested options range from $1.64 to $11.30 per share.

(4)	The number of vested Restricted Stock Units (“RSUs”) includes RSUs that will vest within 60 days of March 31, 2015.

(5)	Percentage of class is calculated based on 67,627,362 common shares outstanding at March 31, 2015 (*indicates less than 1% of the outstanding common shares).

(6)	Mr. Fraser is not standing for re-election at the Meeting.

(7)	Mr. Routh retired from employment with the Company on January 31, 2014. He continues to serve as a director and consultant to the Company. Mr. Routh is not standing for re-election at the Meeting.

The Company does not currently have a formal policy to prohibit officers and directors from hedging against declines in the market value of their equity based compensation or equity securities through the use of financial instruments. However, this practice is discouraged and the Company is not aware of any NEOs or directors engaging in any hedging transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our common shares on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to SunOpta stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common shares by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based solely on a review of the copies of Forms 4 and 5 furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended January 3, 2015 all of our executive officers, directors and greater than 10% holders, if any, filed the reports required to be filed under Section 16(a) on a timely basis, except that Michael Detlefsen filed an amended Form 4 on February 20, 2015 to report the purchase of certain shares that were inadvertently omitted from a Form 4 filed on May 21, 2014.

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PROPOSAL ONE - ELECTION OF DIRECTORS

Nominees

The term of office of each director expires at the close of the next Annual Meeting of Shareholders unless he or she resigns or his or her office becomes vacant as a result of death, removal or other cause.

It is proposed that the following eight directors be elected at the Meeting. Each of the nominees named below has consented to be named herein and to serve as a director if elected. Management has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable to serve as a director. There are no family relationships among the Company’s directors, executive officers or persons nominated or chosen to become directors.

Board of Director Nominees in Alphabetical Order:

Jay Amato
Margaret Shan Atkins
Steven Bromley
Michael Detlefsen
Douglas Greene
Katrina Houde
Jeremy Kendall
Alan Murray

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that shareholders vote FOR the election of each of the eight director nominees named above. The eight nominees who receive the greatest number of votes cast at the Meeting will be elected as directors. In accordance with our by-laws, any director who receives more “withhold” than “for” votes will be deemed to have tendered his or her resignation as a director. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal. If any of the nominees for director at the Meeting becomes unavailable for election for any reason, the proxies on this proposal will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes.

Information About the Board Nominees

The biographies that follow provide certain information as of March 31, 2015 with respect to each director nominee. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on the Board in light of our business.

In addition to the factual information provided for each of the nominees, the Board and the Corporate Governance Committee (as Nominating Committee) also believe that each of the nominees has attributes that are important to an effective board, including: sound judgment and analytical skills; integrity and demonstrated high ethical standards; the ability to engage management and one another in a constructive and collaborative manner; diversity of background and experience; and the continued commitment to devote his or her time, energy and skills to ensure the growth and prosperity of the Company.

Majority Voting Policy

The Board has adopted a policy providing that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” will immediately tender a resignation to the Board promptly following the relevant shareholder meeting. At the option of the nominee, his or her resignation may be unconditional and effective immediately or may be subject to or conditional upon acceptance by the Board and would only become effective upon acceptance by the Board. If the resignation is conditional upon acceptance by the Board, the Board will then refer the resignation for consideration by the Corporate Governance Committee which, among other matters, is responsible for selecting or recommending director nominees. Any director who tenders his or her resignation shall not participate in any meeting of the Corporate Governance Committee, if he or she is a member of the Corporate Governance Committee, to consider whether his or her resignation will be accepted. The Corporate Governance Committee will provide its recommendation to the Board for consideration. If the Corporate Governance Committee recommends that the director’s resignation should be accepted, there must be exceptional circumstances for the Board not to follow that determination. The Board will make its decision as to whether or not to accept the resignation within ninety (90) days after the date the resignation is tendered. The Board will promptly disclose its decision and, if the decision is not to accept the resignation, the reasons for its decision by way of a news release, a copy of which will be filed with the Toronto Stock Exchange and any other applicable regulatory authority.

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Jay Amato Age: 55 Location: New York, USA Director Since: Nov 2008 Independent Director

Jay Amato was appointed a Director of the Company and Chair of the Corporate Governance Committee in November 2008.

Mr. Amato served as President and Chief Executive Officer of NASDAQ-traded Viewpoint Corporation, a premier interactive media company. He was also President and Chief Operating Officer of Vanstar Corporation, a $2.8 billion public company with 7,000 employees that provided global computer outsourcing services. In addition, he was the founder and Chief Executive Officer of PersonalScreen Media LLC in New York, a company which developed new methods of monetizing video content on the web. Adding to a considerable list of accolades and accomplishments, Mr. Amato was nominated for an Academy of Television Arts & Sciences Emmy Award in 2008. Mr. Amato has also served on several non-profit Boards.

Director Qualifications. Mr. Amato brings extensive experience in building, managing and operating leading edge technology and media based companies in both the private sector and public markets to the SunOpta Board of Directors. He understands the role of new and emerging technologies and business practices and how to apply these for strategic benefit. When combined with his keen understanding of emerging governance practices, Mr. Amato brings a unique perspective to the Board of Directors.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies	Canadian Listed Reporting Companies
None	None
Board / Committee Membership	Meeting Attendance	Percentage
Member of Board Chair of Corporate Governance Committee Combined Total	6 of 6 4 of 4 10 of 10	100% 100% 100%
Equity Ownership
Common Shares	Options(1)	RSUs(1)	Total Common Shares, Options and RSUs	Total Market Value of Common Shares, Options and RSUs(2)
26,670	47,000	2,609	76,279	$810,083

(1)	Represents vested options and RSUs, including options and RSUs that will vest within 60 days of March 31, 2015.

(2)	The market value has been determined based on $10.62 being the closing price of the Company’s common shares as at March 31, 2015.

Margaret Shan Atkins Age: 58 Location: Illinois, USA Director Since: Oct 2014 Independent Director

Margaret Shan Atkins was appointed to the Board of Directors in October 2014. Ms. Atkins has served as Chair of the Audit Committee since January 2015.

Ms. Atkins has been an independent corporate director for more than a decade, serving on a number of public and private company boards in the United States and Canada. She spent most of her executive career in the retail/consumer sector, including various positions with Sears Roebuck & Co., a major North American retailer, from 1996 to 2001 where she was promoted to Executive Vice President in 1999. Prior to joining Sears, Ms. Atkins spent 14 years at Bain & Company, Inc., the international management consultancy, as a leader in Bain's consumer and retail practice. Ms. Atkins began her career as a public accountant at what is now PricewaterhouseCoopers LLP, a major accounting firm, and has designations as a Chartered Professional Accountant, Chartered Accountant (Ontario) and Certified Public Accountant (Illinois). Ms. Atkins holds an Honours Bachelor of Commerce degree from Queen’s University in Kingston, Ontario, as well as a Masters of Business Administration from Harvard University. She is recognized as a Board Governance Fellow by the (U.S.) National Association of Corporate Directors, and is also a member of the Canadian Institute of Corporate Directors.

Director Qualifications. Ms. Atkins currently serves on the boards of Spartan Nash Company (NASDAQ: SPTN), a national grocery wholesaler and retailer in the US, and the leading distributor of food products to the U.S. military commissary system worldwide; Darden Restaurants, Inc. (NYSE: DRI), an owner and operator of more than 1,500 restaurants in North America including Olive Garden, Longhorn Steakhouse and The Capital Grille; and The Pep Boys – Manny, Moe & Jack (NYSE: PBY), the leading automotive aftermarket service and retail chain in the U.S. Ms. Atkins also presently serves as a director of True Value Hardware, a private cooperative of independent hardware stores in the U.S.
Other Public Company Directorships in the Past Five Years
SEC Reporting Companies	Canadian Listed Reporting Companies
SpartanNash Company (NASD: SPTN) Spartan Stores (NASD: SPTN) The Pep Boys – Manny, Moe & Jack (NYSE: PBY) Tim Hortons (NYSE: THI)	Tim Hortons (TSX: THI) Shoppers Drug Mart (TSX: SC)
Board / Committee Membership	Meeting Attendance	Percentage
Member of Board Combined Total	1 of 2(1) 1 of 2	50% 50%
Equity Ownership
Common Shares	Options(2)	RSUs(2)	Total Common Shares, Options and RSUs	Total Market Value of Common Shares, Options and RSUs
-	-	-	-	-

(1)	Ms. Atkins was appointed to the board in October 2014 and due to a pre-existing commitment was unable to attend a meeting held by the Board in November 2014.

(2)	Represents vested options and RSUs, including options and RSUs that will vest within 60 days of March 31, 2015.

Steven Bromley Age: 55 Location: Ontario, Canada Director Since: Jan 2007 Non-Independent

Steven Bromley serves as Chief Executive Officer and a Director of SunOpta. Mr. Bromley joined SunOpta in June 2001, was appointed President in January 2005 and subsequently President and Chief Executive Officer in February 2007. Mr. Bromley was appointed to the Board of Directors of SunOpta on January 26, 2007.

From June 2001 through September 2003 Mr. Bromley served as the Company’s Vice President and Chief Financial Officer. Mr. Bromley was subsequently appointed as Executive Vice President and Chief Operating Officer and held this role until his appointment as President and Chief Operating Officer. In August, 2012, Mr. Bromley relinquished the Presidency to Hendrik Jacobs, who joined SunOpta as President and Chief Operating Officer.

Prior to joining the Company, Mr. Bromley spent over 13 years in the Canadian dairy industry in a wide range of financial and operational roles with both Natrel Inc. and Ault Foods Limited. From 1997 to 1999 he served on the Board of Directors of Natrel Inc. Mr. Bromley is a Chartered Professional Accountant, Certified General Accountant. Mr. Bromley is a Director of most of the Company’s subsidiaries, and since July 2004 has served on the Board of Directors of Opta Minerals Inc. (TSX: OPM) which is approximately 66.0% owned by SunOpta.

Director Qualifications. Mr. Bromley has served in a variety of executive positions within SunOpta since 2001 and has a deep understanding of the Company’s operations, products, markets, strategies, operating culture and growth opportunities. Mr. Bromley brings this deep knowledge of the Company and the industry in hand with extensive financial and food industry experience to the Board of Directors.
Other Public Company Directorships in the Past Five Years
SEC Reporting Companies	Canadian Listed Reporting Companies
None	Opta Minerals Inc.(1)
Board / Committee Membership	Meeting Attendance	Percentage
Member of Board	6 of 6	100%
Equity Ownership
Common Shares	Options(2)	Total Common Shares and Options	Total Market Value of Common Shares and Options(3)
263,746	356,443	620,189	$6,586,407

(1)	Mr. Bromley sits on the board of Opta Minerals Inc. (TSX: OPM), a subsidiary of the Company.

(2)	Represents vested options including options that will vest within 60 days of March 31, 2015.

(3)	The market value has been determined based on $10.62 being the closing price of the Company’s common shares as at March 31, 2015.

Michael Detlefsen Age: 51 Location: Ontario, Canada Director Since: May 2013 Independent Director

Michael Detlefsen was elected as a Director of the Company in May 2013 and since that time has also served as a member of the Audit Committee.

Mr. Detlefsen is Co-Managing Director of Muir Detlefsen & Associates Limited. From 2013 to 2014 he was Interim CEO of Ceres Global Ag Corp. and from 2008 to 2013, he was President of Ceres. From 1999 to 2007, Mr. Detlefsen was with Maple Leaf Foods Inc. He held the position of Vice President, Corporate Development from 1999 to 2000, Executive Vice President Vertical Coordination from 2000 to 2005 and President of Maple Leaf Global Foods, the global sales, marketing and trading subsidiary of Maple Leaf Foods Inc. from 2005 to 2007. Prior to joining Maple Leaf Foods, Mr. Detlefsen was with BCE Inc. in Montreal where he was Vice President, Corporate Development at Bell Canada International, from 1997 to 1999, responsible for telecom investments in Korea, Brazil, Mexico and the United Kingdom, and Vice President Strategy/Business Analysis/Mergers and Acquisitions at Bell Canada from 1996 to 1997.

Mr. Detlefsen’s work experience also includes roles as: a strategy consultant for Monitor Company, a Boston-based strategy consulting firm, from 1993 to 1996; Director, Corporate Strategy at Air Canada in Montreal, New York and Houston from 1989 to 1993; a consultant for Price Waterhouse’s Transportation Consulting Practice in Washington, D.C. from 1988 to 1989; and, a policy analyst for the Canadian Deputy Minister of Grains & Oilseeds in Ottawa, Canada from 1987 to 1988.

Mr. Detlefsen is currently a Governor of the Royal Ontario Museum, a member of the Investment Committee of The Ontario College of Art and Design University, a Director of the State Street Bank and Trust (Canada), a member of Harvard University’s Private and Public, Scientific, Academic and Consumer Food Policy Committee and a member of the Finance Committee and 150th Anniversary Campaign Cabinet of Trinity College School.

Director Qualifications. Mr. Detlefsen brings extensive strategy, operating, transactional and governance experience in the food and other industries to the SunOpta Board of Directors. Mr. Detlefsen has a unique combination of domestic and international expertise and a deep understanding of global supply chain risks and opportunities.
Other Public Company Directorships in the Past Five Years
SEC Reporting Companies	Canadian Listed Reporting Companies
None	None
Board / Committee Membership	Meeting Attendance	Percentage
Member of Board Member of Audit Committee Combined Total	6 of 6 5 of 5 11 of 11	100% 100% 100%
Equity Ownership
Common Shares	Options (1)	RSUs(1)	Total Common Shares, Options and RSUs	Total Market Value of Common Shares, Options and RSUs(2)
29,079	3,000	2,609	34,688	$368,387

(1)	Represents vested options and RSUs, including options and RSUs that will vest within 60 days of March 31, 2015.

(2)	The market value has been determined based on $10.62 being the closing price of the Company’s common shares as at March 31, 2015.

Douglas Greene Age: 65 Location: Colorado, USA Director Since: Sep 2008 Independent Director

Doug Greene was appointed to the Board of Directors in September 2008 and currently is a member of the Corporate Governance Committee.

Mr. Greene is a pioneer in the natural and organic foods industry. Mr. Greene founded New Hope Natural Media, the largest Business to Business media group in the natural products industry and ran this company for twenty years, selling it to Penton Media in 1999. He was a board member of Penton Media which was listed on the NYSE and subsequently NASDAQ (OTCBB: PTON) from 1999 to 2005 and served on its Executive, Compensation and Audit Committees. From 1994 to 2005 Mr. Greene was Chairman of Vitrina Group of Moscow, publishers and event producers for the grocery, restaurant and wine industries.

Mr. Greene is a Board member of NextFoods and Z2 Entertainment and has served on several non- profit Boards.

Director Qualifications. Mr. Greene brings extensive knowledge and experience in the natural and organic foods industry to the SunOpta Board of Directors. He has diverse international business experience in both private and public organizations and is able to leverage this experience with his in-depth industry knowledge. The combination of extensive industry knowledge and diverse business experience uniquely qualifies Mr. Greene as a Director of the Company.
Other Public Company Directorships in the Past Five Years
SEC Reporting Companies	Canadian Listed Reporting Companies
None	None
Board / Committee Membership	Meeting Attendance	Percentage
Member of Board Member of Corporate Governance Committee Combined Total	6 of 6 4 of 4 10 of 10	100% 100% 100%
Equity Ownership
Common Shares	Options (1)	RSUs(1)	Total Common Shares, Options and RSUs	Total Market Value of Common Shares, Options and RSUs(2)
148,000	47,000	2,609	197,609	$2,098,608

(1)	Represents vested options and RSUs, including options and RSUs that will vest within 60 days of March 31, 2015.

(2)	The market value has been determined based on $10.62 being the closing price of the Company’s common shares as at March 31, 2015.

Katrina Houde Age: 56 Location: Ontario, Canada Director Since: Dec 2000 Independent Director

Katrina Houde was appointed to the Board of Directors in December 2000 and was appointed Chair of the Compensation Committee in August 2014 and also serves as a member of the Audit Committee. Ms. Houde has been an independent consultant since March 2000.

From January 1999 to March 2000, Ms. Houde was President of Cuddy Food Products, a division of Cuddy International Corp. and was Chief Operating Officer of Cuddy International Corp. from January 1996 to January 1999. She is a Director of a number of private and charitable organizations.

Director Qualifications. Ms. Houde has held a variety of senior level positions in the food industry. When combined with her extensive knowledge of the Company’s history, strategies and governance practices, she brings valuable insight and experience to the Board of Directors.
Other Public Company Directorships in the Past Five Years
SEC Reporting Companies	Canadian Listed Reporting Companies
None	None
Board / Committee Membership	Meeting Attendance	Percentage
Member of Board Chair of Compensation Committee Member of Compensation Committee Member of Audit Committee Combined Total	6 of 6 3 of 3 2 of 2 5 of 5 16 of 16	100% 100% 100% 100% 100%
Equity Ownership
Common Shares	Options (1)	RSUs(1)	Total Common Shares, Options and RSUs	Total Market Value of Common Shares, Options and RSUs(2)
54,000	47,000	2,609	103,609	$1,100,328

(1)	Represents vested options and RSUs, including options and RSUs that will vest within 60 days of March 31, 2015.

(2)	The market value has been determined based on $10.62 being the closing price of the Company’s common shares as at March 31, 2015.

Jeremy Kendall Age: 75 Location: Ontario, Canada Director Since: Sep 1978 Independent Director

Jeremy Kendall has served as a Director of the Company since September 1978. He became Chief Executive Officer and Chair of the Board of the Company in June 1983 and retired as Chief Executive Officer in January 2007. He retired as Chair of the Board of the Company in August 2014. Mr. Kendall is also currently the Chair of Opta Minerals Inc. (TSX: OPM), which is approximately 66.0% owned by the Company, and serves on the Board of Directors and is Chairman of Jemtec Inc., a distributor of electronic home incarceration equipment listed on the TSXV, and is a Director of Urban Barns Foods, which has developed a unique Cubic Farming technology for growing green leafy vegetables, fine herbs and micro greens and is listed on the OTC.

He is also a Director of a number of private and charitable organizations.

Director Qualifications. Mr. Kendall provides extensive knowledge of the Company’s history, strategies, products and operating philosophies. Having led the Company’s entry into natural, organic and specialty foods and having been a Director of the Company since 1978 and served as Chief Executive Officer from 1983 through 2007, Mr. Kendall is uniquely qualified to provide leadership as a Director of the Company from both a strategic and operational perspective.
Other Public Company Directorships in the Past Five Years
SEC Reporting Companies	Canadian Listed Reporting Companies
None	Opta Minerals Inc. Asia Bio-Chem Group Corp.
Board / Committee Membership	Meeting Attendance	Percentage
Member of the Board	6 of 6	100%
Equity Ownership
Common Shares	Options(1)	RSUs(1)	Total Common Shares, Options and RSUs	Total Market Value of Common Shares, Options and RSUs(2)
474,041	53,600	3,188	530,829	$5,637,404

(1)	Represents vested options and RSUs, including options and RSUs that will vest within 60 days of March 31, 2015.

(2)	The market value has been determined based on $10.62 being the closing price of the Company’s common shares as at March 31, 2015.

Alan Murray Age: 55 Location: Colorado, USA Director Since: Jul 2010 Independent Director

Alan Murray has served as a Director of the Company since July 2010. He was appointed Chair of the Board of the Company in August 2014 and also serves on the Compensation Committee. In the past he has served as Vice Chair, Chair of the Compensation Committee and was a member of the Corporate Governance and the Audit Committees.

Mr. Murray is currently the Chief Executive Officer of NextFoods, creators of GoodBelly probiotic drink based in Boulder, Colorado and has over 30 years of previous experience as a supplier to the food industry in three continents. Mr. Murray spent 10 years with Unilever, primarily in marketing roles both in the Netherlands and South Africa. From 1990 to 2010 he worked for Tetra Pak, the world leader in processing and packaging systems serving the food industry. During this period he led their operations in South Africa, Central Europe (Czech Republic and Slovakia) and North America. Mr. Murray has been a Board member of the National Food Processors Association, now merged with Grocery Manufacturers Association, and the International Dairy Foods Association. He was also Co-founder and Chairman of the industry group Carton Council, a body founded to stimulate the recycling of beverage cartons.

Mr. Murray has not served on any other reporting issuer’s Board of Directors but serves as a Director of a number of private organizations.

Director Qualifications. Mr. Murray brings strong business experience to the SunOpta Board of Directors having a background in manufacturing, business turnaround, business integration and profitable revenue growth. Mr. Murray has lived and worked abroad with experience in Western and Eastern Europe and Africa. Mr. Murray’s deep understanding of the food business and extensive exposure to international business is an asset to the Board as the Company continues to expand its food operations globally.
Other Public Company Directorships in the Past Five Years
SEC Reporting Companies	Canadian Listed Reporting Companies
None	None
Board / Committee Membership	Meeting Attendance	Percentage
Chair of the Board Member of Board and Vice Chair Chair of Compensation Committee Member of Compensation Committee Member of Corporate Governance Committee Combined Total	3 of 3 3 of 3 3 of 3 2 of 2 2 of 2 13 of 13	100% 100% 100% 100% 100% 100%
Equity Ownership
Common Shares	Options (1)	RSUs(1)	Total Common Shares, Options and RSUs	Total Market Value of Common Shares, Options and RSUs(2)
21,986	44,000	2,609	68,595	$728,479

(1)	Represents vested options and RSUs, including options and RSUs that will vest within 60 days of March 31, 2015.

(2)	The market value has been determined based on $10.62 being the closing price of the Company’s common shares as at March 31, 2015.

CORPORATE GOVERNANCE

Board Composition, Leadership and Size

The articles of the Company provide that its Board of Directors shall consist of a minimum of five and a maximum of 15 directors. Presently, the Board of Directors consists of ten directors. Eight of these directors are being nominated for appointments. After serving as directors of the Company for fifteen and three years respectively, Allan Routh and Peter Fraser are not standing for re-election as a director at the Meeting. Vic Hepburn resigned as a director effective December 31, 2014 after serving as director of the Company for six years. The Corporate Governance Committee regularly reviews the organization, size, operation, practice, and tenure policies of the Board and recommends changes to the full Board as appropriate.

Each of the directors and executive officers of the Company is required to certify on an annual basis that he or she has reviewed and is knowledgeable as to the contents of the Company’s Business Ethics and Code of Conduct (the “Code”) and is not aware of any violations of the Code. All new employees of the Company are required to certify at the time of hiring that they have reviewed and are knowledgeable as to the contents of the Code. The Company monitors compliance with the Code through management oversight and regular communications with employees. In addition the Company has established and maintains, through an independent third party service provider, a confidential toll-free ethics reporting hotline which all directors, officers and employees are advised of and encouraged to use to report matters which may constitute violations of the Code.

The effectiveness and contribution of the Board, each committee of the Board and each of the individual directors are assessed annually with the assistance of a third party consulting firm specializing in board effectiveness (the “Board Effectiveness Consultant”). Each of the directors is required to complete a detailed questionnaire which is prepared and reviewed by the Board Effectiveness Consultant and also complete a personal interview with the Board Effectiveness Consultant. The results of this review are reported to, and discussed in detail at, a meeting of the full Board of Directors.

Steven Bromley, our Chief Executive Officer, currently serves on the Board of Directors. Jeremy Kendall served as the Chair of the Board until August 2014. Mr. Kendall previously served as the Company’s Chief Executive Officer, until his retirement on February 1, 2007. The Board does not have a formal policy concerning the separation of the roles of Chief Executive Officer and Chair, as the Board believes that it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently these roles are separate.

The Chair of the Board sets the agenda for meetings of the Board with input and feedback from the directors. All committees of the Board are chaired by independent directors. The Board and the Corporate Governance Committee believe that the current Board leadership structure is an appropriate structure for the Company and will continue to periodically evaluate whether the structure is in the best interests of the Company and its shareholders.

Director Independence

Under NASDAQ listing rules, a majority of the members of the Board must be “independent directors”. An independent director under NASDAQ listing rules is a person other than an executive officer or employee or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

National Policy 58-201 – Corporate Governance Guidelines of the Canadian Securities Administrators (the “CSA”) recommends that boards of directors of reporting issuers be composed of a majority of independent directors. A director is considered independent only where the board determines that the director has no “material relationship” with the Company. Director independence of each of the current directors is determined by the Board of Directors with reference to the requirements as set forth by the CSA in National Instrument 52-110 - Audit Committees, as well as the rules and regulations of the TSX, NASDAQ and SEC.

The Board has determined that seven directors nominated for election, Jay Amato, Margaret Shan Atkins, Michael Detlefsen, Douglas Green, Katrina Houde, Jeremy Kendall and Alan Murray, who currently constitute a majority of the Board, are independent. As a result, if all of the director nominees are elected, seven of the eight directors will be independent. These independent directors currently comprise in full the membership of each standing Board committee described in this Proxy Statement. Steven Bromley, Chief Executive Officer, is a current officer of the Company, and is therefore not considered independent.

Executive Sessions

The independent directors meet without management and non-independent directors at regularly scheduled in-person Board meetings, generally following meetings of the full Board. The Chair of the Board presides over these meetings.

Meeting Attendance

The Board held six meetings during fiscal year 2014. Each incumbent board member attended 100% of the aggregate number of meetings held by the Board and all committees on which he or she served other than one board member who attended 50% of meetings but was not a director for the entire year.

Term Limits

A director’s term of office is from the date on which he or she is elected or appointed until the close of the next annual meeting. At this time, the Board has not adopted term limits for directors as it believes it is important to find a balance between ensuring a mechanism for fresh ideas and viewpoints while not losing the insight, experience and other benefits of continuity contributed by longer serving directors. As diversity of views from longer-term and newly-appointed directors can contribute to effective decision making, the Board plans to review the Company’s current approach with respect to term limits.

Diversity

The Board believes that directors with diverse backgrounds and experiences benefit the Company by enabling the Board to consider issues from a variety of perspectives. Although the Company does not have a separate written policy and has not adopted targets relating to the identification and nomination of women directors to date, the Board seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company in order to find the best qualified candidates given the needs and circumstances of the Board.

Currently, the Board is comprised of two female directors (20%) and eight male directors (80%). Assuming all of the Company’s nominees are elected, the Board will be comprised of two female directors (25%) and six male directors (75%) following the meeting. The Board hopes to increase the representation of women on the Board as turnover occurs, taking into account the skills, experience and knowledge desired at that particular time by the Board.

With respect to named executive officer positions, currently there are no females (0%) and five males (100%) at this level within the Company; however, the Company’s Senior Leadership Team is comprised of three women (25%) and nine men (75%). While there are currently no specific goals or plans with respect to women in named executive officer positions, the Company hopes to increase the representation of women at the executive level as positions are available, taking into account the skills, experience and knowledge desired at that particular time by the Company.

Director Orientation

The Company has a formal director orientation policy to ensure that all new directors receive proper orientation to facilitate the level of familiarity with the Company’s practices, policies and operations required to meet Board responsibilities.

The current process to orient new directors is as follows:

1)

The new director meets with the Chair of the Board and the Company’s Chief Executive Officer to discuss various information about the Company, including history, vision, mission and values, organization structure, share holdings, strategic plan, fiscal business plan and budget, historical and current year to date fiscal results.

2)

The new director meets with the Chair to discuss the aspects of the Board such as organizational documents and Board and committee minutes for the past year, Board administration matters, expense reimbursement practices, and Company policies.

3)

The new director meets with other directors of the Company and certain members of Management which allow new directors an opportunity to ask questions about the role of the Board, its committees and directors and the nature and operation of the Company. Following nomination, new directors are encouraged to meet other members of management and to visit the Company’s premises and view its operations.

4)

New directors are provided access to the Company’s continuous disclosure documents as filed with the SEC and on SEDAR, investor presentation material, director mandate and the Company’s Business Ethics and Code of Conduct policies. New directors are required to affirm that they have read and understand the Company’s Business Ethics and Code of Conduct.

Board Role in Risk Oversight

The Board has risk oversight responsibility and sets the tone for risk tolerance within the Company. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the shareholders. The Board understands that its focus on effective risk oversight is critical to setting the Company’s culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. The Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. The Board receives regular updates from management about the Company’s most significant risks to enable it to evaluate whether management is responding appropriately. During each regularly scheduled Board meeting, the Board also reviews components of the Company’s long-term strategic plans and the principal issues, including foreseeable risks that the Company expects to face in the future.

The Board oversees risk management directly, as well as through its committees. For example, the Audit Committee reviews the Company’s policies and practices with respect to risk assessment and risk management, including discussing with senior management major financial risks and the steps taken to monitor and control exposure to such risk. The Corporate Governance Committee considers risks related to succession planning and internal trading governance and the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of executive compensation programs and arrangements. See below for additional information about the Board’s committees. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

Board Committees

The Board of Directors presently has three committees, with the principal functions and membership described below. Each committee has a charter, which is available at our website at www.sunopta.com, under the “Investors” link. The following table summarizes the current membership of each of our three Board committees. Each of the three committees is composed entirely of independent directors.

Director	Audit Committee	Corporate Governance Committee	Compensation Committee
Jay Amato		(Chair)
Michael Detlefsen
Peter Fraser
Douglas Greene
Margaret Shan Atkins	(Chair)
Katrina Houde			(Chair)
Alan Murray

Audit Committee

The Audit Committee’s duties and responsibilities are documented in a formal Audit Committee Charter, which is regularly updated. These duties and responsibilities include (a) providing oversight of the financial reporting process and management’s responsibility for the integrity, accuracy and objectivity of financial reports and related financial reporting practices; (b) recommending to the Board the appointment and authorizing remuneration of the Company’s auditors; (c) providing oversight of the adequacy of the Company’s system of internal and related disclosure controls; and (d) providing oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations. The Audit Committee meets a minimum of four times a year, once to review the Annual Report on Form 10-K and annual Audited Consolidated Financial Statements, and once before each quarter’s earnings are filed to review interim financial statements and the Quarterly Report on Form 10-Q which is filed with the SEC in the U.S. and with applicable securities regulators in Canada. Other meetings may be held at the discretion of the Chair of the Audit Committee. The Audit Committee has free and unfettered access to Deloitte LLP, the Company’s independent registered accounting firm and auditors, the Company’s risk management and internal audit team and the Company’s internal and external legal advisors.

The Audit Committee maintains a company-wide whistle-blower policy related to reporting of concerns in accounting or internal controls. This policy gives all employees of the Company the option of using a hot line administered by a third party for communication of concerns dealing with a wide range of matters including accounting practices, internal controls or other matters affecting the Company’s or the employees well-being.

Our Audit Committee is currently comprised of Margaret Shan Atkins (Chair), Michael Detlefsen, Peter Fraser, and Katrina Houde. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC and CSA rules and NASDAQ and TSX listing rules, (2) has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. In addition, the Board has determined that Margaret Shan Atkins meets the definition of “audit committee financial expert,” as defined in SEC and CSA rules, and has appointed Ms. Atkins as Chair of the Audit Committee.

The report of the Audit Committee appears under the heading “Report of the Audit Committee” below.

The Audit Committee met formally five times during fiscal 2014.

Corporate Governance Committee (Nominating Committee)

The Corporate Governance Committee’s duties and responsibilities are documented in a formal Corporate Governance Committee Charter, which is updated regularly. These duties and responsibilities include: (a) identifying individuals qualified to become members of the Board of Directors, and selecting or recommending director nominees; (b) developing and recommending to the Board of Directors corporate governance principles applicable to the Company; (c) leading the Board of Directors in its annual review of the performance of the Board of Directors; (d) recommending to the Board of Directors director nominees for each committee; (e) discharging the responsibilities of the Board of Directors relating to compensation of the Company’s directors; (f) leading the Board of Directors in its annual review of the performance of the Chief Executive Officer; and (g) regularly assessing the effectiveness of the Company’s governance policies and practices.

The Corporate Governance Committee, in its capacity as the Nominating Committee, concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates. The Nominating Committee uses the same criteria for evaluating candidates nominated by shareholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, the Nominating Committee will consider certain necessary criteria that a candidate should meet, which would include the following: (a) be of proven integrity with a record of substantial achievement; (b) have demonstrated ability and sound judgment that usually will be based on broad experience but, particularly, industry experience; (c) be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and (e) be committed to building sound, long-term Company growth. The Committee also takes into consideration the range of skills and expertise that should be represented on the Board, geographic experience with businesses and organizations, and potential conflicts of interest that could arise with director candidates. Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate. If a candidate continues to be of interest, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews. Although the Company does not have a separate diversity policy relating to the identification and evaluation of nominees for director, the Corporate Governance Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

A shareholder may recommend a person as a nominee for election as a director at the Company’s next annual meeting of shareholders by writing to the Secretary of the Company. Each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of common shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors and to ensure that each such nominee is qualified to serve as a director pursuant to the requirements of the Canada Business Corporations Act; and (e) the consent of each nominee to serve as a director of the Company if so elected. Formal nominations for director candidates to be considered for election at the 2016 Annual Meeting of Shareholders must be received before the date specified under “Shareholder Proposals for 2016 Annual Meeting of Shareholders; Shareholder Communications.”

Our Corporate Governance Committee is currently comprised of Jay Amato (Chair), Peter Fraser and Doug Greene, each of whom has been determined by the Board to be independent.

The Corporate Governance Committee met formally four times during fiscal 2014.

Compensation Committee

The Compensation Committee’s duties and responsibilities are documented in a formal Compensation Committee Charter, which is updated regularly. These duties and responsibilities include to (a) reward executives for long-term strategic management and enhancement of shareholder value; (b) support a performance-oriented environment that rewards achievement of internal Company goals and recognizes the Company’s performance compared to the performance of similarly situated companies; (c) attract and retain executives whose abilities are considered essential to the long-term success and competitiveness of the Company through the Company’s salary administration program; (d) align the financial interests of the Company’s executives with those of the shareholders; and (e) ensure fair and equitable treatment for all employees.

The function of the Compensation Committee is to determine the compensation of the Chief Executive Officer as well as to review and approve the compensation recommended by the Chief Executive Officer for certain officers of the Company and to review overall general compensation policies and practices for all employees of the Company. In addition, this Committee oversees the administration of the Company’s 2013 Stock Incentive Plan and the Company’s Amended and Restated 2002 Stock Option Plan (collectively, the “Stock Incentive Plans”), Employee Stock Purchase Plan and any other incentive plans that may be established for the benefit of employees of the Company.

Our Compensation Committee is currently comprised of Katrina Houde (Chair), Margaret Shan Atkins and Alan Murray, each of whom has been determined by the Board to be independent.

Our Compensation Committee has deep experience with compensation matters. Specifically:

  Ms. Houde, the Chair of the Compensation Committee, is a certified human resource professional and was a Director or Vice President of Human Resources with three organizations. While at Cuddy Foods she had oversight responsibilities for compensation and pay practices.

  Ms. Atkins has extensive compensation related experience from both a senior operating and board governance perspective having served as a senior operational executive and as a member of Compensation Committees of other publicly traded and private organizations.

  Mr. Murray, as the former Chief Executive Officer of Tetra Pak North America was responsible for senior management annual performance and salary reviews, is familiar and worked with major firms who produce salary surveys, has designed and implemented variable compensation systems for senior management, and has set guidelines for and approved total company compensation programs for over 400 salaried employees annually.

The report of the Compensation Committee appears under the heading “Executive Compensation-Compensation Committee Report” below.

The Compensation Committee met formally five times during fiscal 2014.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time over the past year. None of our executive officers serve as a member of the Compensation Committee of any other entity that has an executive officer serving as a member of our Board or Compensation Committee. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Code of Ethics

The Company has a Code of Ethics policy titled “Business Ethics and Code of Conduct.” The policy is applicable to all employees, including the Company’s executive officers and employees performing similar functions, as well as all persons serving as directors and consultants to the Company. A copy of the Business Ethics and Code of Conduct is available, without charge, at www.sunopta.com or upon written request to the Company at SunOpta Inc., 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2. Attention: Information Officer. Any amendments to, or waivers of, the Business Ethics and Code of Conduct which specifically relate to any financial professional will be disclosed promptly following the date of such amendment or waiver at www.sunopta.com.

Insider Ownership Guidelines for Directors, Officers and Executives

The Board of Directors approved insider ownership guidelines for all non-employee directors and members of the senior management in May 2012. These guidelines are intended to align the interests of directors and management with those of our shareholders.

The insider ownership guidelines encompass the following parameters:

1.

Insider ownership guidelines are mandatory for all non-employee members of the Board of Directors and members of the Senior Leadership Team. All persons covered by these guidelines will have the option to request an exemption from these requirements based on consideration of their personal circumstances by the Compensation Committee.

2.	Stock ownership targets established as follows:

a.	Chief Executive Officer – three times base salary
b.	Directors – three times annual retainers
c.	NEOs (named executive officers - includes Chief Financial Officer and three most highly compensated officers) – two times base salary
d.	All other Senior Leadership Team members – one times base salary

3.	Targets are based on direct shareholdings only and do not account for the value of “in-the-money” options.

4.

In determining whether the required investment levels have been met, holdings are valued using the higher of the cost basis of the stock when acquired, or the market closing price on the last trading day of each fiscal quarter.

5.

All participants are provided a five-year transition period to be in compliance with the ownership target. At the end of that period, all those not in compliance will receive 50% of all subsequent short-term incentive payments in the form of equity until such time as the minimum holding is established. Effective January 1, 2014, all directors not in compliance must receive 50% of their retainer payments in stock of the Company until such time as applicable target insider ownership levels are achieved. As at January 3, 2015, seven of ten directors were in compliance and, as at March 31, 2015, all director nominees are in compliance other than Margaret Shan Atkins who has recently joined the Board.

Compensation of Directors

Annual compensation for non-employee directors is comprised of cash and equity-based compensation. Cash compensation consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Equity compensation traditionally consisted of options granted under the Stock Incentive Plans but commencing in 2014 the Company began granting RSUs instead of options. In addition, Victor Hepburn, Jeremy Kendall and Steven Bromley receive certain fees and incentives from Opta Minerals Inc. as compensation for serving on the board of directors and certain committees of the board of Opta Minerals Inc., one of our subsidiaries, and Jeremy Kendall receives additional compensation in the form of a retirement allowance under a contract with the Company, all of which is set forth in more detail in the table below. Steven Bromley, our Chief Executive Officer is not included in this table since he was an employee of the Company during 2014 and received no additional compensation for his service as a director of SunOpta; thus, his compensation is shown in the Summary Compensation Table.

In 2014 the Board of Directors adopted a Stock Deferral Plan for Non-Employee Directors for the purpose of providing a mechanism for non-employee directors to defer the receipt of common shares issued under RSUs granted under the 2013 Stock Incentive Plan. The receipt of shares is deferred until up to five years after the director ceases to be a director, as elected in advance by the director. Four directors chose to defer their stock upon commencement of the plan in 2014.

In January 2014, the Company also provided the option to Directors to receive stock in lieu of cash compensation. In the event the Director has not reached the Insider Ownership Guidelines, the Director will automatically receive 50% of his or her annual retainer in common shares. As of March 31, 2015 four Directors are participating.

Each non-employee director receives the following compensation (as applicable):

i.	Annual cash retainer of:

  Cdn $40,000 for serving as a director;

  Cdn $60,000 for serving as the Chair of the Board;

  Cdn $20,000 for serving as the Chair of the Audit Committee; and

  Cdn $10,000 for serving as the Chair of the Compensation Committee or Corporate Governance Committee

ii.	Meeting attendance fees of:

  Cdn $1,500 for each in-person meeting of the Board of Directors;

  Cdn $1,500 for each meeting of the Audit Committee;

  Cdn $750 for each meeting of the Compensation Committee and Corporate Governance Committee;

  Cdn $750 for each telephonic meeting of the Board of Directors, Compensation Committee or Corporate Governance Committee; and

  Cdn $1,500 for other fees such as travel days.

The annual retainer amounts set forth above reflect the adjustment approved by the Board of Directors in August 2014. The total 2014 compensation for our non-employee directors is shown in the following table (Canadian dollar amounts have been converted to U.S. dollars using the average exchange rate for the year of Cdn $1.00 = $0.9054):

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Other Compensation ($)(3)	Opta Minerals Inc. Board of Directors Fees ($)(4)	Total ($)
Jay Amato	55,720	88,434	4,074	-	148,228
Margaret Shan Atkins	10,425	48,828	1,358	-	60,611
Michael Detlefsen	51,004	88,434	1,358	-	140,796
Peter Fraser	53,721	88,434	1,358	-	143,513
Doug Greene	47,609	88,434	1,358	-	137,401
Victor Hepburn(5)	72,508	88,434	1,358	32,142	194,442
Katrina Houde	59,115	88,434	1,358	-	148,907
Jeremy Kendall(6)	70,951	108,085	46,628	42,101	267,765
Alan Murray	85,155	88,434	4,074	-	177,663
Allan Routh(7)	27,917	88,434	279,074	-	395,425

(1)	Includes common shares issued in lieu of cash for annual retainers valued at market value at the time of receipt.

(2)

Consists of the aggregate grant-date fair value of RSUs granted to directors under the Stock Incentive Plans, calculated in accordance with FASB ASC Topic 718. The fair value of each RSU is estimated based on the closing price of the Company’s common shares on the date of grant. The RSUs vest one- third annually beginning on the first anniversary of the grant date. At the end of fiscal 2014, the non- employee directors held total stock options and RSUs as follows:

Name	Stock Options	RSUs	Total
Jay Amato	95,000	7,826	102,826
Margaret Shan Atkins	-	3,585	3,585
Michael Detlefsen	15,000	7,826	22,826
Peter Fraser	40,000	7,826	47,826
Doug Greene	85,000	7,826	92,826
Victor Hepburn	48,000	-	48,000
Katrina Houde	85,000	7,826	92,826
Jeremy Kendall	97,000	9,565	106,565
Alan Murray	70,000	7,826	77,826
Allan Routh	207,000	7,826	214,826

(3)	Other compensation includes travel fees for all directors.

(4)	For serving on the Board of Directors of Opta Minerals Inc., Mr. Hepburn was paid director fees of $32,142 (Cdn $35,500) and Mr. Kendall was paid director fees of $42,101 (Cdn $46,500).

(5)	Effective December 31, 2014, Mr. Hepburn retired from the Board of Directors of the Company and of Opta Minerals Inc.

(6)	For Mr. Kendall, other compensation also reflects a retiring allowance in the amount of $45,270 (Cdn $50,000) paid under a contract with the Company.

(7)	For Mr. Routh, other compensation also reflects an amount of $275,000 paid under a consulting contract with the Company.

The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving our Company but, for independent directors, should not be so great as to compromise independence.

All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of our Board or its committees and for other reasonable expenses related to the performance of their duties as directors. The Board believes that our total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of our directors.

Penalties and Sanctions and Personal Bankruptcies

The information related to cease trade orders and bankruptcies, not being within the knowledge of the Company, has been furnished by the directors. Other than set out below, none of the proposed nominees for election to the Board of Directors:

1)

is, as at the date of this Proxy Statement, or was within 10 years before the date of the Proxy Statement, a director or chief executive officer or chief financial officer of any company (including the Company) that:

(i)

was the subject of an order (as defined in Form 51-102F5 made under National Instrument 51-102 of the CSA) that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)

was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer, or chief financial officer, and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer, or chief financial officer; or

2)

is at the date hereof, or has been within 10 years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

3)

has, within the 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

In 2008 the Company received letters from the SEC requesting additional information in connection with the restatement of the Company’s filings for each of the quarterly periods ended March 31, 2007, June 30, 2007, and September 30, 2007. The SEC concluded its investigation in the quarter ended October 2, 2010 and came to a settlement with the Company, Mr. Bromley, President and Chief Executive Officer at the time, and John Dietrich, the former Chief Financial Officer of the Company. Under the settlement, the Company agreed to an administrative order (“Order”) directing that the Company cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act, and Rules 12b–20, 13a–11 and 13a–13 thereunder. The Order did not require the Company to make any payment. Mr. Bromley and Mr. Dietrich also agreed to the Order, which directed that they cease and desist from committing and causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b–20, 13a–11, 13a–13 and 13a–14 thereunder. In addition, Mr. Bromley agreed to pay disgorgement of $40,905 and prejudgment interest of $5,295, and Mr. Dietrich agreed to pay disgorgement of $5,780 and prejudgment interest of $1,012. Those amounts represented a portion of the proceeds that each of them received in connection with properly approved option exercises and sales of the Company’s common stock that occurred before the Company’s quarterly financial statements for 2007 were restated. The Company, Mr. Bromley and Mr. Dietrich each consented to the issuance of the Order without admitting or denying the Commission’s findings. The settlement concluded the SEC’s inquiry.

Colorado Mills LLC (“Colorado Mills”) and SunOpta Grains and Foods Inc. (formerly Sunrich LLC, herein “Grains and Foods”), a wholly–owned subsidiary of the Company, organized a joint venture in 2008 to construct and operate a vegetable oil refinery adjacent to Colorado Mills’ sunflower seed crush plant located in Lamar, Colorado. The joint venture involved the creation of a jointly-owned entity, Colorado Sun Oil Processors, LLC (“CSOP”). Allan Routh, one of our directors, served as President of CSOP, and John Ruelle, our Chief Administrative Officer and Senior Vice President, served as Secretary of CSOP. During the relationship, disputes arose between the parties concerning management of CSOP, record–keeping practices, certain unauthorized expenses incurred on behalf of CSOP by Colorado Mills, procurement of crude oil by Sunrich from Colorado Mills for processing at the CSOP refinery, and the contract price of crude oil offered for sale under an output term of the joint venture agreement. The parties initiated a dispute resolution process as set forth in the joint venture agreement, which Colorado Mills aborted through the initiation of suit in Prowers County District Court on March 16, 2010. Subsequent to the filing of that suit, Colorado Mills acted with an outside creditor of CSOP to involuntarily place CSOP into bankruptcy. As part of the bankruptcy proceeding filed on June 10, 2010 in the U.S. Bankruptcy Court, District of Colorado, Colorado Mills purchased substantially all of the assets of CSOP.

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PROPOSAL TWO – APPOINTMENT AND REMUNERATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM AND AUDITOR

Appointment of Independent Registered Public Accounting Firm and Auditor

The Audit Committee of the Board has recommended that Deloitte LLP (“Deloitte”) be reappointed as the Company’s independent registered public accounting firm and auditor until the close of the next annual meeting of shareholders. Shareholders will be asked to vote at the Meeting to appoint Deloitte as the Company’s independent registered public accounting firm and auditor until the close of the next annual meeting of shareholders and to authorize the Audit Committee to fix their remuneration. Deloitte has served as our auditors since 2008. One or more representatives of Deloitte will attend the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders in attendance.

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR the appointment of Deloitte as the Company’s independent registered public accounting firm and auditor until the close of the next annual meeting of shareholders and FOR authorizing the Audit Committee to fix their remuneration. In the event that shareholders do not appoint Deloitte as the Company’s auditors at the Meeting and another accounting firm is not appointed, the Audit Committee will reconsider its recommendation and the Board will select another accounting firm to serve as the Company’s independent registered public accounting firm and auditor.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote. Brokers and other nominees will have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

Auditor Fees

The following table sets forth the aggregate fees billed by Deloitte for each of the last two fiscal years (including out-of-pocket expenses):

	Fiscal 2014	Fiscal 2013
Fee Category	($)	($)

Audit Fees	2,137,590	1,802,119
Audit-Related Fees	130,875	17,136
Tax Fees	-	-
Other Fees	-	-
Total Fees	2,268,465	1,819,255

Following is a description of the nature of services comprising the fees disclosed under each category.

Audit Fees. These amounts relate to the annual audit of the Company’s consolidated financial statements included in the Company’s Annual Reports on Form 10-K, annual audits of the effectiveness of the Company’s internal control over financial reporting, reviews of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services provided in connection with statutory audits or regulatory filings.

Audit-Related Fees: These amounts relate to due diligence procedures and accounting consultations in connection with acquisitions or divestitures, and other audit-related projects.

Tax Fees: Amounts paid related to tax compliance, tax advice and tax planning.

Other Fees: Amounts paid related to miscellaneous matters other than reported above.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has a policy for the pre-approval of audit and non-audit services that may be provided by the Company’s independent registered public accounting firm. The Committee’s policy is to require pre-approval for all audit and permissible non-audit services provided by Deloitte prior to the engagement with the exception that management is authorized to engage Deloitte in respect of services to the extent that (a) each individual engagement is not more than $50,000, and (b) the aggregate for all engagements does not exceed $100,000. These services are subsequently approved at the next scheduled Audit Committee meeting. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by Deloitte during the fiscal year ended January 3, 2015 were approved in accordance with this policy.

Financial Information Systems Design and Implementation Fees

No fees were billed by Deloitte to the Company during any of the last two fiscal years for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services).

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of SunOpta assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of SunOpta’s internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which can be found on SunOpta’s website at www.sunopta.com. The members of the Audit Committee are Margaret Shan Atkins (Chair), Michael Detlefsen, Peter Fraser and Katrina Houde, each of whom meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and applicable independence requirements of the NASDAQ listing rules and National Instrument 52-110 – Audit Committees of the CSA.

The Audit Committee has reviewed and discussed SunOpta’s audited financial statements for the year ended January 3, 2015 with SunOpta’s management. The Audit Committee has discussed with Deloitte, SunOpta's independent registered public accounting firm and auditor, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

In reliance on the review and the discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 3, 2015, for filing with the SEC and applicable Canadian securities regulators.

This report has been submitted by Margaret Shan Atkins (Chair), Michael Detlefsen, Peter Fraser and Katrina Houde, all members of the Audit Committee.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that SunOpta specifically incorporates it by reference in such filing.

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PROPOSAL THREE – ADVISORY VOTE REGARDING THE COMPENSATION OF NAMED
EXECUTIVE OFFICERS

Background

In order to ensure an appropriate level of director accountability to the Company’s shareholders and to ensure that shareholders have an opportunity to engage with the Board of Directors about executive compensation matters, the Company has had a policy since 2010 to seek an advisory vote on an annual basis from shareholders on the Company’s executive compensation practices. Shareholders have previously voted on an advisory basis for the Company to hold an advisory vote regarding the compensation of Named Executive Officers on an annual basis. The Board understands that our shareholders have a meaningful interest in our executive compensation policies, and believes that shareholders should have the opportunity to fully understand the objectives, philosophy and principles the Board has used to make executive compensation decisions. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, now mandates that the Company enable shareholders to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table set forth in this Proxy Statement (referred to in this Proxy Statement as the NEOs).

Discussion and Resolution

In accordance with Company policy and Section 14A of the Exchange Act, we are asking shareholders to indicate their support for the compensation of the NEOs. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the NEOs’ compensation. Accordingly, we will ask shareholders to vote “FOR” the following resolution at the Meeting.

As described in detail under the heading “Executive Compensation-Compensation Discussion and Analysis,” the Company’s executive compensation objectives are to (a) attract and retain key executive officers who contribute to the Company’s long-term success, (b) align the executive officers’ interests with the interests of shareholders, (c) promote an ownership mentality among key leadership and the Board, (d) enhance the overall performance of the Company and (e) recognize and reward individual performance and responsibility.

In order to meet the Company’s executive compensation objectives, the Board realizes that the perspectives of our shareholders are important. Therefore, on an annual basis we seek input from our shareholders on our executive compensation programs and practices. Shareholder feedback is incorporated into the design of our arrangements. Further, since we annually hold a “say-on-pay” vote, we have the opportunity to understand and communicate the results to shareholders. At our 2014 annual meeting 96.7% of the votes cast were voted for approval of the compensation of our NEOs. The Compensation Committee believes that the results of this vote affirmed shareholders’ support of SunOpta’s approach to executive compensation, and therefore we did not substantially change our approach to executive compensation in fiscal 2014. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its executive team.

2014 Say on Pay Vote
For	33,998,194
Against	514,007
Abstain	634,898
Total	35,147,099

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative discussion under the Executive Compensation caption.”

The “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR the advisory resolution regarding the compensation of the Company’s NEOs.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of this proposal constitute a majority of the total votes cast on this proposal. While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
Katrina Houde - Chair
Margaret Shan Atkins
Alan Murray

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes, among other things, the key principles and approaches used to determine material elements of compensation awarded to, earned by and/or paid to our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers on January 3, 2015 (referred to in this Proxy Statement as the “NEOs”). This discussion addresses our compensation policies for the fiscal year ended January 3, 2015 as they affected the NEOs, and should be read in conjunction with the tables set forth in this “Executive Compensation” section.

Executive Summary

In 2014 SunOpta achieved a record year with greater than 10% revenue and 20% operating income growth over the prior year. We finished the year with a strong balance sheet and remain focused on our core strategies to continue driving profitable growth. With our core strategies in mind, our executive compensation philosophy and the policies that support it are intended to reward our executives for long-term strategic management and their efforts to enhance shareholder value. The philosophy also supports a performance-oriented environment that rewards achievement of internal Company goals and recognizes the Company’s performance compared to the performance of similarly situated companies. The objectives of our executive compensation program are to:

  attract and retain key executive officers critical to our long-term success;

  align the executive officers’ interests with the interests of shareholders, through long-term and annual incentives and opportunities for long-term value creation;

  promote an ownership mentality among key leadership;

  enhance the overall performance of the Company; and

  recognize and reward individual performance and responsibility.

Our executive total compensation program is targeted at 50th percentile peer group levels, and is administered in a manner intended to provide above 50th percentile pay for outstanding performance, and below 50th percentile performance for less than expected performance. The compensation incentive structure is directly tied to business outcomes. The short term incentive awards are based upon key financials metrics such as Return on Net Assets, Net Income and Return on Equity. In 2014 the long term incentive award was comprised of a combination of stock options awards and three-year term performance-based share units (“PSUs”).

The Composition and Role of Our Compensation Committee

The Compensation Committee consists entirely of non-employee directors, within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “independent directors” within the meaning of NASDAQ listing rules and National Policy 58-201 – Corporate Governance Guidelines of the CSA. Pursuant to the SunOpta Inc. Compensation Committee Charter, the Compensation Committee of the Board of Directors is responsible for determining salaries and incentive compensation for officers, including the NEOs, and administering the Stock Incentive Plans and the Employee Stock Purchase Plan. The Compensation Committee is also responsible for reviewing the Company’s leadership programs, human resources policies and procedures and diversity programs and metrics. The Compensation Committee delegates authority for expense authorization, administrative matters and various follow-up and miscellaneous items to senior management of the Company.

The Compensation Committee assesses and determines the level of compensation for the Chief Executive Officer. Our Chief Executive Officer assesses and recommends to the Compensation Committee compensation levels for the other executive officers based on the performance of the business and/or certain business units, third-party compensation data from Mercer Executive Compensation Study, Towers Watson Top Management Compensation Survey and ERI Executive Salary Assessor, external and internal equity, changes in responsibility and the individual’s overall contribution to the Company’s success. These recommendations are submitted to the Compensation Committee for decision and final approval. The Chief Executive Officer plays an administrative role in setting director compensation. He assists the Board in selecting and working with advisors who provide guidance and comparable market data with regards to director’s compensation levels and practices. The Board has ultimate responsibility and authority for approving and setting director compensation levels and practices.

Overview of Executive Total Compensation Program

Our executive compensation program generally consists of base salary, annual short-term cash incentive compensation (annual bonuses), long-term incentive compensation in the form of stock options and performance-based stock awards. The Company’s target compensation mix indicates our preference for total compensation to reflect approximately 60% of pay linked to performance versus 40% for fixed compensation. The Company generally emphasizes long-term incentive opportunities more than annual incentives, in order to reward primarily for the creation of long-term shareholder value. Combined with our current stock ownership guidelines, we believe our compensation program places the appropriate emphasis on recruitment/retention considerations; incentive pay tied to annual operating performance; and long-term incentives with both downside risk and upside potential aligned with the interests of our shareholders.

Our executive officers also participate in benefit programs that are generally available to all our employees, including medical benefits, the Stock Incentive Plans, the Employee Stock Purchase Plan and a registered retirement savings plan (RRSP) or 401(k) plan. The following chart outlines the primary elements of our executive compensation program. The table below summarizes our current approach to total compensation, and the individual components.

Component	Definition	Comments
Base Salary	Annualized base salary

Based on external benchmarks for the specific position and performance in the position and is generally targeted to make up 30% to 60% of total direct compensation to NEOs. The base salary of executive officers including NEOs is reviewed on an annual basis and determined by the Compensation Committee.

Short Term Incentive (Annual Bonus)

An annual cash reward (annual incentive) is paid to executives based on specific financial metrics. Fiscal 2014 metrics included consolidated net income, consolidated return on equity and group return on net assets.

The incentive rewards the achievement of the Company’s annual fiscal targets chosen to have the greatest impact on shareholder value and is generally targeted to make up 20% to 30% of total direct compensation to NEOs. The specific metrics are reviewed on an annual basis and determined by the Compensation Committee.

Component	Definition	Comments
Long Term Incentive (LTI)

Long-term incentives are granted to provide value over a multi-year period while aligning the interests of executives with the shareholders. Utilizing the 2013 Stock Incentive Plan program, the 2014 long-term incentive was amended to include a combination of stock options and performance based share unit awards.

Aligns the executive officers’ interests with the shareholders’ interests and rewards the executives over a longer period of time in line with shareholder value and is generally targeted to make up 30% to 50% of total direct compensation to NEOs. The plan also allows for using equity as a form of payment versus cash for directors. Performance Share metrics are determined by the Compensation Committee.

Total Direct Compensation	The sum of base salary, annual bonus and LTI.	A commonly used measure of comparative value.
Other Compensation

Any other compensation paid to the executive other than those listed above which includes our 401(k) or registered retirement savings plan matches, automobile benefits, health care benefits and other benefits.

These are necessary to be competitive in the marketplace and are generally provided as part of a broad-based set of employee benefit plans.
Stock Ownership Guidelines

Three times salary for Chief Executive Officer and two times salary for other NEOs. If guidelines are not met by May 2017 for those employed as of May 2012, and five years following commencement of employment for those employed after May 2012, then 50% of the annual bonus is paid in stock until target ownership levels are achieved.

Furthers alignment with shareholders, by requiring mandatory stock holdings by executives, and providing both upside opportunities and downside risk.

The Compensation Committee believes that the Company’s executive compensation program has been appropriately designed to provide a level of incentives that do not encourage our executive officers to take unnecessary risks in managing their respective business units or functions. As discussed below, a meaningful portion of our executive officers’ compensation is performance-based. Our annual incentive compensation program is designed to reward annual financial and/or strategic performance that represents interim outcomes towards the long-term success of our Company. We specifically evaluate our annual performance goals to ensure avoidance of risk-taking that focuses excessively on short-term profits at the sacrifice of the long-term health of our Company. Likewise, we use long-term equity incentive awards that we believe provide the appropriate link to long-term shareholder interests through their link to our strategic targets, our stock price and multi-year vesting requirements. The primary equity vehicle historically used has been stock options in order to align executives with stock price appreciation. Under our 2013 Stock Incentive Plan, we have the flexibility to use performance shares and restricted stock units/restricted stock, and in 2014 we began moving towards using a blend of stock options, PSUs and RSUs. In combination, the Compensation Committee believes that the various elements of our executive compensation program sufficiently tie our executives’ compensation opportunities to our focus on sustained long-term growth and performance.

Base Salary

The base salary is designed to be a secure base of compensation sufficient to attract and retain a high caliber talented individual for a specific role. The base salary is targeted at the 50th percentile of the peer group, with any positioning below or above the target based on experience, performance, and/or special recruitment/retention considerations.

The Compensation Committee determines the base salary for the Chief Executive Officer, and any adjustment is effective as of the first pay period of the second quarter of each fiscal year. The Chief Executive Officer recommends the base salary for executive officers to the Compensation Committee based on the above stated factors, with the Compensation Committee having ultimate approval authority.

For fiscal 2014, compensation for executive officers was assessed based on a review of executive officers with comparable qualifications, experience and responsibilities at the peer group of companies, as well as current economic factors impacting the market. Base compensation was also assessed in light of a particular individual’s contribution as a whole, including the ability to motivate others, develop the necessary skills to grow, recognize and pursue new business opportunities and initiate programs to enhance the Company’s growth and improve shareholder value.

Mr. Bromley’s base salary increased in 2014 to $516,078 (Cdn $570,000), an increase of 3.64% . Mr. McKeracher’s base salary increased in 2014 to $327,302 (Cdn $361,500), an increase of 4.03% . Mr. Jacobs’ base salary increased in 2014 to $495,707 (Cdn $547,500), an increase of 6.31% . Mr. Ruelle’s base salary increased in 2014 to $359,000, an increase of 4.06% . Mr. Versteegh’s base salary increased in 2014 to $351,982 (€264,987), an increase of 2.0% . These increases were based on a combination of organizational performance improvement, individual performance in their respective positions, and to position their salaries closer to the 50th percentile of the peer group. These increases were effective April 5, 2014 for Messrs. Bromley, McKeracher and Jacobs; April 6, 2014 for Mr. Ruelle; and April 1, 2014 for Mr. Versteegh.

Short-Term Incentives

General. Short-term incentives for executives and management are provided through annual bonus plans based on the performance of the business. The annual short-term incentive target is established by the Compensation Committee for each executive officer based on comparative data for the peer group and is reviewed annually to ensure structure and metrics are optimally tied to the strategic objectives of our Company. Objectives for the Chief Executive Officer are established by the Compensation Committee. Objectives and targets established for executive officers other than the Chief Executive Officer are also established by the Compensation Committee, taking into account the recommendations of the Chief Executive Officer. The objective of our short-term incentive is to align the behavior of executives and management with the overall strategy of the business and shareholder interests.

For fiscal 2014, eligible executives’ annual incentive is based on a combination of the following performance components:

Annual Incentive Measures and Weightings by Role
Annual Incentive Measures	Corporate NEO	Operating Segment Executives
SunOpta Foods Return on Net Assets (RONA)	50%	50%
SunOpta Foods Net Income (NI)	-	20%
SunOpta Consolidated NI	25%	-
SunOpta Consolidated ROE	25%	-
Operating Segment Financials	-	30%

ROE is calculated by dividing consolidated net income by closing 2013 shareholders’ equity.

RONA is calculated by taking the sum of operating income plus items of other income and expense incurred in the normal course of business, and dividing it by the average net assets within the defined group. Average Net Assets is defined as total assets, excluding cash and intercompany receivables, less total liabilities, excluding intercompany and external debt, calculated as an average of fiscal 2014 monthly closing balances.

The target bonuses, as a percentage of salary increased to 75% (from 60%) for Mr. Bromley and remained unchanged from 2013 for Messrs. McKeracher, Jacobs, Ruelle and Versteegh.

Title	SunOpta Target Annual Bonus as a Percentage of Base Salary	Median Target Annual Bonus as a Percentage of Base Salary
Chief Executive Officer (Bromley)	75%	94%
Vice President and Chief Financial Officer (McKeracher)	50%	65%
President and Chief Operating Officer (Jacobs)	50%	64%
Chief Administrative Officer and Senior Vice President (Ruelle)	50%	63%
President, International Sourcing and Supply (Versteegh)	40%	49%

Incentives for Messrs. Bromley, McKeracher, Jacobs and Ruelle were based 25% on achieving consolidated net income targets, 25% on achieving consolidated ROE targets and 50% on achieving SunOpta Foods RONA targets. The incentive for Mr. Versteegh (as an operating segment executive) was based 20% on achieving SunOpta Foods net income target, 50% on achieving SunOpta Foods RONA target and 30% on achieving the applicable operating segment financial target.

The following table summarizes the performance components upon which each NEO’s short-term incentive opportunity is based and the corresponding weightings for such components. Although all metrics are strategically important, the weights reflect the relative importance for the organization and specific executive performance. All performance components have a minimum threshold of 90% of the related performance target. If performance is 90% of the performance target or below, no incentive will be paid for that specific performance component. Incentive payouts begin to accrue at the first dollar of achievement over 90% of the applicable performance target, are paid 100% when performance target levels are met and can be paid to a maximum of 200% based on 120% of performance target levels.

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Named Executive Officer	Target Incentive Award ($)	Maximum Incentive Award ($)	Performance Components	Weightings
Steven Bromley(1)	387,059	774,117	Consolidated net income Consolidated ROE SunOpta Foods RONA	25% 25% 50%
Robert McKeracher(1)	163,651	327,302	Consolidated net income Consolidated ROE SunOpta Foods RONA	25% 25% 50%
Hendrik Jacobs(1)	247,853	495,707	Consolidated net income Consolidated ROE SunOpta Foods RONA	25% 25% 50%
John Ruelle	179,500	359,000	Consolidated net income Consolidated ROE SunOpta Foods RONA	25% 25% 50%
Gerard Versteegh(2)	140,793	281,586	SunOpta Foods net income SunOpta Foods RONA International Sourcing and Supply (“ISS”) Segment RONA, Gross Margin and Inventory Turns	20% 50% 30%

(1)	Paid in Canadian dollars. Awards have been converted to U.S. dollars using the average exchange rate for the year of Cdn $1.00 = $0.9054.

(2)	Paid in euros. Awards have been converted to U.S. dollars using the average exchange rate for the year of €1 = $1.3283.

Performance Targets. The performance targets for the 2014 fiscal year for each of the performance components and a description of the level of achievement of such performance targets, are set forth below. As a matter of practice, the Compensation Committee sets an initial performance target for each performance component and these targets are adjusted by the Compensation Committee for acquisitions/divestitures that occur throughout the year. The targets are also evaluated by the Compensation Committee at the end of the year to determine whether the targets need to be adjusted due to any other extraordinary transactions during the year.

The following table sets forth the consolidated net income and ROE and SunOpta Foods RONA and net income targets, achievement and preliminary payout percentage for the corporate bonus plan (in millions of U.S. dollars).

Parameter	Target	Actual	Achievement	Payout
Consolidated Net Income	$25.2	$25.2	100.0%	100.0%
Consolidated ROE	8.6%	8.3%	96.7%	67.0%
SunOpta Foods RONA	11.7%	11.3%	96.5%	65.0%
SunOpta Foods Net Income	$26.1	$26.1	100.0%	100.0%

A portion of Mr. Versteegh’s annual incentive is based on achievement of target goals for RONA, gross margin and inventory turns for the ISS operating segment. We consider target goals relating to the ISS operating segment to be confidential financial information, the disclosure of which would result in competitive harm to us because it would give our competitors sensitive information relating to this operating segment that is not otherwise made public and this information could cause competitors to adjust their pricing and take other measures that would put us at a competitive disadvantage. The target goals for the ISS operating segment were set at levels that the Compensation Committee considered challenging but achievable, with the expectation that it would take extraordinary performance on the part of management to exceed the target goals to the extent necessary to obtain maximum payouts under the annual incentive plan. The target goals for the ISS operating segment were achieved in the aggregate at the 133% level, resulting in a payout of 166%.

The Compensation Committee has approved Messrs. Bromley, Jacobs, McKeracher and Ruelle 2014 annual incentive award at 74.3% of target payout and Mr. Versteegh’s 2014 award at 102.0% payout of target.

Clawback. In the event of material non-compliance with any financial reporting requirements that leads to an accounting restatement, the Company has established authority as part of the short-term incentive plan to recover from current and former executives any incentive-based compensation, for the three years preceding the restatement, which would not have been awarded under the restated financial statements.

Long-Term Incentives

Long-term incentives for executive officers and key employees in 2014 were provided through the Stock Incentive Plans. The objectives of these plans are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, to enable executives to develop and maintain a long-term ownership position in our common shares, to attract, retain and motivate qualified employees, directors, officers and consultants in order to achieve the Company’s long-term growth and profitability objectives, to provide competitive levels of remuneration and to recognize individual initiatives and achievements. Long-term incentives are usually granted annually to our executive officers and certain key employees. In selecting executives eligible to receive long-term incentives and determining the amount and frequency of such grants, the Compensation Committee evaluates a variety of factors, including the following:

  the job level of the employee;

  the grant-date fair value of equity grants and other equity awards provided by peer group companies to employees at comparable job levels;

  past, current and prospective service rendered, or to be rendered, by the applicable employee;

  historical grants to the applicable employee;

  recruitment and retention considerations; and

  significant promotions, especially to a Vice President or executive officer position.

Long-term incentives are awarded annually by the Compensation Committee at the Board of Directors meeting following the annual salary review and as part of the annual compensation analysis, or at other times throughout the year if deemed appropriate by the Compensation Committee. The long-term incentive awards to executive officers other than the Chief Executive Officer take into account recommendations by the Chief Executive Officer.

In 2014, the Compensation Committee approved a change to the long term incentive award for the executive officers to include a performance-based element. Half of the long term incentive award is granted in the form of stock options that vest over a five-year period, with 20% of the total grant vesting annually on the anniversary date of the original grant and expiring on the tenth anniversary of the grant date. Half of the long term incentive is granted in PSUs. The PSUs will be paid out in shares after three years based upon performance against the financial target established at the time of the 2014 grant. The Compensation Committee established 15% as the target goal for SunOpta Foods RONA for the year ending December 31, 2016 to achieve a 100% payout under the PSUs. The PSUs will be paid out on a sliding scale based on performance against the target, with a 50% payout at achievement of 86.6% of the target level and a maximum payout of 200% for achievement of 113.3% of the target level. No payout will be made if performance is less than 86.6% of the target.

The following table provides the grant-date fair value for stock options granted in 2013 and stock options and PSUs) granted in 2014 as well as peer group long-term incentive values for each NEO:

Title	2014 Fair Value for Stock Options	2014 Fair Value for PSUs	Total 2014 LTI Value	2013 Fair Value for Stock Options	Peer Group 50th Percentile
Chief Executive Officer (Bromley)	$217,143	$218,429	$435,572	$439,000	$1,284,000
Vice President and Chief Financial Officer (McKeracher)	$127,123	$127,882	$255,005	$263,400	$390,000
President and Chief Operating Officer (Jacobs)	$208,576	$209,807	$418,383	$395,100	$383,000
Chief Administrative Officer and Senior Vice President (Ruelle)	$126,240	$126,989	$253,229	$263,400	$334,000
President, International Sourcing and Supply (Versteegh)	$71,801	$72,230	$144,031	$153,650	$70,000

Other Compensation

Our executive officers are eligible to receive the same types of benefits that we make available to other employees, including:

  Group health benefits, which includes medical, dental, vision and prescription drug coverage, group life insurance and short-term and long-term disability plans; and

  Retirement benefits in the form of a 401(k) plan for U.S. employees and a Registered Retirement Savings Plan match for Canadian employees and a defined benefit pension plan for certain European employees.

In addition, from time to time executive officers receive additional perquisites that are not generally available to other employees, including automobile benefits and club memberships. For additional information regarding other compensation during the most recently completed fiscal year, see the “All Other Compensation” column in the Summary Compensation Table below. We take a conservative approach to other compensation, given our focus on pay for performance.

Limitations on Deductions

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to our Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) to $1,000,000 per year, but contains an exception for certain performance-based compensation. For the fiscal year ended January 3, 2015, grants of stock options and PSUs under the Stock Incentive Plans were intended to satisfy the requirements for deductible compensation for employees residing in the United States. While our general policy is to preserve the deductibility of most compensation paid to executive officers, we may authorize payments that may not be deductible if we believe they are in the best interests of the Company and its shareholders.

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Executive Compensation Peer Group and Use of Compensation Consultants

All compensation decisions are determined following a review of many factors that we believe are relevant, including third-party compensation data, our achievements over the past year, the individual’s contributions to our success, any significant changes in role or responsibility and the internal equity of compensation relationships.

In general, we intend that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executive officers with corresponding responsibilities in comparable industries providing similar products and services. In setting total compensation, we target a mix of base salary, short-term incentives and long-term incentives and retain the flexibility to adjust this mix and compensation levels based on actual performance as well as changes in the market. To the extent determined to be appropriate, we also consider general economic conditions, our financial performance, including corporate net income, return on equity and return on net assets, and individual merit in setting compensation policies for our executive officers.

The Compensation Committee retained the services of Grant Thornton LLP (“Grant Thornton”) as its independent executive compensation consultant. We retained Grant Thornton in order to gain perspective on emerging trends, issues, pay levels, and design at peer group organizations. Grant Thornton was also requested to assess the current compensation philosophy, and no changes were made. The Compensation Committee has reviewed the independence of Grant Thornton and has determined that Grant Thornton is independent. Grant Thornton provides services at the direction of the Compensation Committee, the Compensation Committee has specific authority in managing all work by Grant Thornton, and any interaction between Grant Thornton and management is at the direction of the Compensation Committee. The Compensation Committee periodically met with Grant Thornton without management being present. For 2014, the total fees charged by Grant Thornton amounted to $13,832. In 2014, Grant Thornton was in attendance at one telephonic Compensation Committee meeting.

The Compensation Committee takes steps to monitor and manage the independence of its compensation consultant and annually reviews the role of the compensation consultant. As a result of the policies and procedures in place with respect to the compensation consultant, the Compensation Committee believes that the compensation consultant is able to provide candid, direct and objective advice to the Compensation Committee that is not influenced by management or any other services provided to us by Grant Thornton. As a result, the Compensation Committee believes that Grant Thornton is fully independent for purposes of serving as the Compensation Committee’s compensation consultant. The Compensation Committee considered the following six factors with respect to Grant Thornton: (i) the provision of other services to the Company by Grant Thornton; (ii) the amount of fees received from the Company by Grant Thornton , as a percentage of the total revenue of Grant Thornton; (iii) the policies and procedures of Grant Thornton that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Grant Thornton with a member of the Committee; (v) any stock of the Company owned by Grant Thornton; and (vi) any business or personal relationship of Grant Thornton with an executive officer of the Company. After considering the foregoing factors, the Compensation Committee determined that the work of Grant Thornton with the Compensation Committee for fiscal 2014 did not raise any conflict of interest.

Notwithstanding the foregoing, Grant Thornton is a full service public accounting and consulting firm, and management has from time to time engaged a unit of Grant Thornton, which is separate and distinct from the unit thereof providing compensation consulting services to the Compensation Committee, to provide certain services to the Company, namely, tax services. Management of the Company believes that the unit of Grant Thornton is exceptionally qualified to provide such tax services. Neither the primary compensation advisor nor any member of the compensation consulting advisory team participates in any of these other services provided to us. Instead, with full knowledge of the Compensation Committee, in and for 2014, the tax management function for the Company engaged a distinct unit of Grant Thornton to provide these tax consulting services to us. Fees for these services totalled $425,559 for 2014. Grant Thornton provides the Compensation Committee with an annual update on its services and related fees, and the Compensation Committee determines whether the compensation consulting services can be performed objectively and free from the influence of management. The Compensation Committee has determined that the provision of these separate services did not result in a conflict of interest, or otherwise impair the independence, of Grant Thornton to provide compensation consulting services to the Compensation Committee.

The Compensation Committee worked with Grant Thornton to provide perspective specifically regarding potential improvements to its executive compensation program that will enhance and optimize the relationship between pay and performance.

Grant Thornton and the Compensation Committee used the following peer group companies for comparability purposes (in millions of U.S. dollars):

Peer Organization	Industry	Total Revenues	Total Assets	Market Capitalization
B&G Foods Inc	Packaged Foods & Meats	$634	$1,192	$1,798
Boston Beer Inc	Brewers	$580	$359	$3,098
Calavo Growers Inc	Packaged Foods & Meats	$551	$208	$452
Cal-Maine Foods Inc	Packaged Foods & Meats	$1,288	$746	$1,272
Coca-Cola Bottling	Soft Drinks	$1,614	$1,283	$589
Cott Corp	Soft Drinks	$2,251	$1,566	$768
Darling International Inc	Agricultural Products	$1,701	$1,552	$2,797
Diamond Foods Inc	Packaged Foods & Meats	$864	$1,172	$534
Farmer Brothers Co	Packaged Foods & Meats	$510	$244	$281
Hain Celestial Group Inc	Packaged Foods & Meats	$1,735	$2,258	$4,036
J & J Snack Foods Corp	Packaged Foods & Meats	$831	$603	$1,608
Lancaster Colony Corp	Packaged Foods & Meats	$1,166	$620	$2,319
Monster Beverage Corp	Soft Drinks	$2,061	$1,043	$9,732
Sanderson Farms Inc	Packaged Foods & Meats	$2,386	$896	$1,453
Sanfilippo Bohn B & Son Inc	Packaged Foods & Meats	$734	$375	$267
Seneca Foods Corp	Packaged Foods & Meats	$1,276	$803	$324
Snyders-Lance Inc	Packaged Foods & Meats	$1,619	$1,747	$2,053
Tootsie Roll Industries Inc	Packaged Foods & Meats	$550	$847	$1,923
Treehouse Foods Inc	Packaged Foods & Meats	$2,182	$2,526	$2,681

	25th Percentile	$684	$612	$562
	Average	$1,291	$1,055	$1,999
	Median	$1,276	$896	$1,608
	75th Percentile	$1,718	$1,418	$2,500
	90th Percentile	$2,196	$1,849	$3,286

	Industry	Total Revenues	Total Assets	Market Capitalization
SunOpta Inc.	Packaged Foods & Meats	$1,091	$707	$640

Grant Thornton advised the Compensation Committee that the above food and beverage peer group represents a best practice peer group for executive compensation purposes, given comparability of peers to SunOpta based on the following factors: industry, revenue, market capitalization, and assets.

Beginning in fiscal year 2015, the Compensation Committee retained the services of Towers Watson, an independent executive compensation advisory firm.

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Compensation of Named Executive Officers

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Steven Bromley(5) Director and Chief Executive Officer	2014 2013 2012	511,202 519,493 476,538	218,429 - -	217,143 439,000 532,380	293,739 - 74,358	70,991 70,946 76,557	1,311,504 1,029,439 1,159,833
Robert McKeracher(5) Vice President and Chief Financial Officer	2014 2013 2012	323,890 328,324 302,885	127,882 - -	127,123 263,400 248,444	121,511 - 39,206	31,061 36,011 33,140	731,467 627,735 623,675
Hendrik Jacobs(5)(6) President and Chief Operating Officer	2014 2013 2012	487,784 496,499 207,692	209,807 - -	208,576 395,100 764,025	184,030 - 26,481	47,817 93,965 70,601	1,138,014 985,564 1,068,799
John Ruelle Chief Administrative Officer and Senior Vice President	2014 2013 2012	355,360 335,909 300,612	126,989 - -	126,240 263,400 248,444	133,279 - 38,977	16,380 15,959 37,809	758,248 615,268 625,753
Gerard Versteegh(7) President, International Sourcing and Supply	2014 2013 2012	351,984 334,271 287,679	72,230 - -	71,801 153,668 230,045	144,488 40,302 -	- - -	640,503 528,241 517,724

(1)

Consists of the aggregate grant-date fair value of PSUs granted to our NEOs under the Stock Incentive Plans, calculated in accordance with FASB ASC Topic 718. Please see Note 12, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of PSUs. The amounts reflect the value of the PSUs at the probable outcome of Company performance at the grant date, which was the target level. The grant-date fair values of such awards at the maximum level of payout for each of the awards is as follows: Mr. Bromley - $436,858; Mr. McKeracher - $255,764; Mr. Jacobs - $419,614; Mr. Ruelle - $253,978; and Mr. Versteegh - $144,460. For additional information on our long-term equity incentive awards, see “-Compensation Discussion and Analysis-Long Term Incentives.”

(2)

Consists of the aggregate grant-date fair value of stock options granted to our NEOs under the Stock Incentive Plans, calculated in accordance with FASB ASC Topic 718. Please see Note 12, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options. For additional information on our long-term equity incentive awards, see “-Compensation Discussion and Analysis-Long Term Incentives.”

(3)

Consists of payments awarded to our NEOs under our short-term incentive annual bonus plan. These amounts were earned in the years indicated and paid in the following April. For additional information on our short-term incentive annual bonus plans, see “-Compensation Discussion and Analysis-Short Term Incentives.”

(4)

Represents, life insurance and critical illness benefits, retirement savings contributions, automobile benefits, and club membership benefits. Amounts also include for Mr. Bromley, director fees and options received as compensation for serving as a director of Opta Minerals Inc., a subsidiary of the Company. See table below.

(5)

These officers are paid in Canadian dollars. Their compensation has been converted to U.S. dollars using the average annual exchange rate applicable for each year. For 2014, 2013, and 2012, these rates were 0.9054, 0.9706 and 1.000 Canadian dollars for each U.S. dollar, respectively.

(6)	Mr. Jacobs commenced employment as President and Chief Operating Officer effective August 1, 2012.

(7)

Mr. Versteegh is paid in euros. His compensation has been converted to U.S. dollars using the average annual exchange rate applicable for each year. For 2014, 2013 and 2012, these rates were 1.3283, 1.3282 and 1.2856 euros for each U.S. dollar, respectively.

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The following table details the various components included in the “All Other Compensation” column for 2014.

All Other Compensation

Name	Retirement Plan/401(k) Contribu- tions ($)	Auto ($)	Life and Critical Illness Insurance ($)	Member- ships ($)	Other ($)(1)	Directors Fees for Opta Minerals Inc. ($)(2)	Total ($)
Steven Bromley(3)	10,987	18,332	9,078	2,716	-	29,878	70,991
Robert McKeracher(3)	10,987	17,701	2,373	-	-	-	31,061
Hendrik Jacobs(3)	10,987	15,896	2,373	2,264	16,297	-	47,817
John Ruelle	11,015	5,365	-	-	-	-	16,380
Gerard Versteegh	-	-	-	-	-	-	-

(1)	For Mr. Jacobs, represents an international living allowance in the amount of $16,297 (Cdn $18,000).

(2)	For serving on the Board of Directors of Opta Minerals Inc., Mr. Bromley was paid director fees of $29,878 (Cdn $33,000).

(3)	Amounts paid in Canadian dollars.

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The following table summarizes grants of long-term equity incentive awards to our NEOs in fiscal 2014, and the estimated possible payouts under our short-term incentive annual bonus plan for fiscal 2014.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant-Date Fair Value of Stock Awards and Option Awards ($)(4)
		Threshold Minimum ($)	Target ($)	Maximum ($)	Threshold Minimum (#)	Target (#)	Maximum (#)
Steven Bromley	N/A 05/13/2014 05/13/2014	- - -	387,059 - -	774,117 - -	- 9,665 -	- 19,330 -	- 38,660 -	- - 32,217	- - 11.30	- 218,429 217,143
Robert McKeracher	N/A 05/13/2014 05/13/2014	- - -	163,651 - -	327,302 - -	- 5,659 -	- 11,317 -	- 22,634 -	- - 18,861	- - 11.30	- 127,882 127,123
Hendrik Jacobs	N/A 05/13/2014 05/13/2014	- - -	247,853 - -	495,707 - -	- 9,284 -	- 18,567 -	- 37,134 -	- - 30,946	- - 11.30	- 209,807 208,576
John Ruelle	N/A 05/13/2014 05/13/2014	- - -	179,500 - -	359,000 - -	- 5,619 -	- 11,238 -	- 22,476 -	- - 18,730	- - 11.30	- 126,989 126,240
Gerard Versteegh	N/A 05/13/2014 05/13/2014	- - -	140,793 - -	281,586 - -	- 3,196 -	- 6,392 -	- 12,784 -	- - 10,653	- - 11.30	- 72,230 71,801

(1)

Reflects each NEO’s possible payouts under our short-term incentive annual bonus plan for fiscal 2014. Amounts shown indicate each NEO’s potential bonus assuming successful completion of the NEO’s performance objectives. All performance components of short-term incentive have a minimum requirement of 90% achievement before the incentive plan begins to payout.

(2)

Reflects the potential number of PSU awards that may vest and convert into common shares if the predetermined performance measure meets or exceeds established thresholds for the year ending December 31, 2016. If the predetermined performance measure is below the established minimum threshold, no PSUs will vest.

(3)

Represents grants of stock options to purchase common shares, which vest at a rate of 20% annually beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date.

(4)

Consists of the aggregate grant-date fair value of equity incentive awards granted to our NEOs under the Stock Incentive Plans, calculated in accordance with FASB ASC Topic 718. Please see Note 12, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of stock-based awards. The amounts reflect the value of the PSUs at the probable outcome of Company performance as of the grant date.

The following table summarizes the outstanding equity award holdings of our NEOs as of January 3, 2015. This table incudes unexercised and unvested option awards and unvested PSUs.

Outstanding Equity Awards at Fiscal Year End

Name	Option Awards					Stock Awards
	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Steven Bromley	05/14/2009 05/12/2010 01/03/2011 05/08/2012 05/07/2013 05/13/2014 05/13/2014	90,000 48,000 160,000 60,000 20,000 - -	- 12,000 40,000 90,000 80,000 32,217 -	1.64 4.45 7.72 5.73 7.36 11.30 -	05/14/2015 05/12/2016 01/03/2017 05/08/2022 05/07/2023 05/13/2024 -	- - - - - - 19,330	- - - - - - 228,094
Robert McKeracher	05/07/2009 05/14/2009 05/12/2010 05/11/2011 11/08/2011 05/08/2012 05/07/2013 05/13/2014 05/13/2014	200 2,000 6,400 6,000 30,000 28,000 12,000 - -	- - 1,600 4,000 20,000 42,000 48,000 18,861 -	1.92 1.64 4.45 7.35 5.05 5.73 7.36 11.30 -	05/07/2015 05/14/2015 05/12/2016 05/11/2017 11/08/2017 05/08/2022 05/07/2023 05/13/2024 -	- - - - - - - - 11,317	- - - - - - - - 133,541
Hendrik Jacobs	08/09/2012 05/07/2013 05/13/2014 05/13/2014	50,000 18,000 - -	150,000 72,000 30,946 -	5.14 7.36 11.30 -	08/09/2022 05/07/2023 05/13/2024 -	- - - 18,567	- - - 219,091

Name	Option Awards				Stock Awards
	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John Ruelle	05/12/2010 05/11/2011 11/08/2011 05/08/2012 05/07/2013 05/13/2014 05/13/2014	- 6,000 30,000 28,000 - - -	2,000 4,000 20,000 42,000 48,000 18,730 -	4.45 7.35 5.05 5.73 7.36 11.30 -	05/12/2016 05/11/2017 11/08/2017 05/08/2022 05/07/2023 05/13/2024 -	- - - - - - 11,238	- - - - - - 132,608
Gerard Versteegh	05/12/2010 05/11/2011 03/05/2012 05/08/2012 05/07/2013 05/13/2014 05/13/2014	18,800 13,500 14,000 14,000 7,000 - -	4,700 9,000 21,000 21,000 28,000 10,653 -	4.45 7.35 5.15 5.73 7.36 11.30 -	05/12/2016 05/11/2017 03/05/2018 05/08/2022 05/07/2023 05/13/2024 -	- - - - - - 6,392	- - - - - - 75,426

(1)

Represents PSUs, granted in 2014. The number of shares shown is based on the number of shares that would be issued at the end of the performance period at the target level of performance subject to continued employment. The PSUs become vested at the end of a three-year performance period ending on December 31, 2016 based on the Company’s performance against the performance goal. See prior table for the maximum number of shares that could become vested. The market value of the stock awards is based on the closing market price of the Company’s common shares on the last trading day of fiscal 2014 of $11.80.

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The following table provides information with respect to the vesting of each NEO’s stock options that were unexercisable at January 3, 2015.

Name	Grant Date	Year in Which Options Vest
		2015	2016	2017	2018	2019	Total
Steven Bromley	05/12/2010 01/03/2011 05/08/2012 05/07/2013 05/13/2014	12,000 - 30,000 20,000 6,443	- 40,000 30,000 20,000 6,444	- - 30,000 20,000 6,443	- - - 20,000 6,444	- - - - 6,443	12,000 40,000 90,000 80,000 32,217
Robert McKeracher	05/12/2010 05/11/2011 11/08/2011 05/08/2012 05/07/2013 05/13/2014	1,600 2,000 10,000 14,000 12,000 3,772	- 2,000 10,000 14,000 12,000 3,772	- - - 14,000 12,000 3,773	- - - - 12,000 3,772	- - - - - 3,772	1,600 4,000 20,000 42,000 48,000 18,861
Hendrik Jacobs	08/09/2012 05/07/2013 05/13/2014	50,000 18,000 6,189	50,000 18,000 6,189	50,000 18,000 6,190	- 18,000 6,189	- - 6,189	150,000 72,000 30,946
John Ruelle	05/12/2010 05/11/2011 11/08/2011 05/08/2012 05/07/2013 05/13/2014	2,000 2,000 10,000 14,000 12,000 3,746	- 2,000 10,000 14,000 12,000 3,746	- - - 14,000 12,000 3,746	- - - - 12,000 3,746	- - - - - 3,746	2,000 4,000 20,000 42,000 48,000 18,730
Gerard Versteegh	05/12/2010 05/11/2011 03/05/2012 05/08/2012 05/07/2013 05/13/2014	4,700 4,500 7,000 7,000 7,000 2,131	- 4,500 7,000 7,000 7,000 2,130	- - 7,000 7,000 7,000 2,131	- - - - 7,000 2,130	- - - - - 2,131	4,700 9,000 21,000 21,000 28,000 10,653

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Option Exercises During Fiscal 2014

The following table details certain information concerning stock options exercised by the NEOs during the fiscal year ended January 3, 2015.

Option Exercises

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Steven Bromley	-	-
Robert McKeracher	14,800	115,036
Hendrik Jacobs	-	-
John Ruelle	34,800	232,910
Gerard Versteegh	10,000	98,020

(1)	Value Realized on Exercise is calculated as the difference between the total fair market value of the shares on the date of exercise, less the total exercise price paid for the shares.

Payments on Termination or Change of Control

The Company’s 2013 Stock Incentive Plan provides that, in the event of a merger, consolidation or plan of exchange involving the Company pursuant to which outstanding shares are converted into cash or other stock, securities or property, or a sale, lease or exchange or other transfer of all or substantially all of the assets of the Company, the Company’s board of directors may, in its sole discretion, provide that outstanding awards under the plan shall be treated in accordance with any of the following alternatives: (i) the outstanding award may be converted into a similar award based on the stock of the surviving or acquiring company, taking into account the relative values of the companies involved in the transaction; (ii) the outstanding award may be cancelled by the Company and the holder would receive cash in an amount equal to the value of the award, as determined by the Company’s board of directors; or (iii) the outstanding award may become fully exercisable and the Company’s board of directors would provide an arrangement pursuant to which the holder would have a reasonable opportunity to exercise any award or otherwise realize the value of the award.

The Company’s 2002 Stock Option Plan, as amended and restated in May 2011 provides for immediate vesting of all unvested stock options in the event of a change of control. A “change of control” is defined as: (i) the acquisition by a person or group of beneficial ownership of 50% or more of the outstanding voting securities of the Company; (ii) a merger or similar transaction between the Company and another entity whereby voting security holders of the Company immediately prior to such event receive less than 50% of the outstanding voting securities of the entity surviving the event; (iii) the liquidation, dissolution or winding up of the Company; or (iv) the sale or other disposition of all or substantially all of the Company’s assets.

We have entered into employment or other agreements with each of our NEOs, most of which provide for certain benefits upon a change of control of the Company or upon a termination of employment by the Company without cause. In our agreements, “change of control” is generally defined as the acquisition of at least 50% of the common shares of the Company by a person or group. In Mr. Bromley’s employment agreement, the definition of “change of control” also includes certain mergers and similar transactions.

In Mr. Bromley’s agreement, “cause” is defined as cause for termination of employment as recognized at common law by the courts in the Province of Ontario. The agreements with Messrs. McKeracher, Jacobs, Ruelle and Versteegh do not provide a definition of the term “cause.”

The benefits to be received by the NEOs in connection with a change of control or upon termination of employment under certain circumstances are summarized as follows:

Steven Bromley

Change of Control: Upon a change of control, all of Mr. Bromley’s unvested options will immediately vest. Mr. Bromley will have the option of terminating his employment and receiving in a lump sum payment severance benefits equal to 24 months of base salary and the average of the bonuses paid to him for the last two years of employment, plus continuation of allowable medical and insurance benefits for 24 months.

Termination by the Company without Cause: Upon termination of Mr. Bromley’s employment by the Company without cause, all of Mr. Bromley’s unvested options will immediately vest. In addition, the Company will (a) pay Mr. Bromley in a lump sum his prorated bonus based on results through the date Mr. Bromley’s employment ceases; (b) pay Mr. Bromley in a lump sum an amount equal to 24 months base salary plus the amount equal to the average of the bonuses paid to him for last two years of employment; and (c) continue allowable medical and insurance benefits for 24 months following termination of employment. These severance benefits are conditioned upon Mr. Bromley’s delivery of a release in favor of the Company.

Termination upon Death: In the event Mr. Bromley dies while employed by the Company, the Company has agreed to (a) pay prorated bonus through the date of his death; and (b) provide health benefits to his family for two years following his death.

Non-Competition and Non-Solicitation Obligations: Mr. Bromley’s employment agreement contains non-competition and non-solicitation covenants that extend for two years following the termination of Mr. Bromley’s employment with the Company.

Robert McKeracher

Change of Control: Upon a Change of Control, all of Mr. McKeracher’s unvested options will immediately vest. If material changes are proposed to Mr. McKeracher’s position, he will have the option of terminating his employment and receiving a lump sum severance payment equal to 12 months (plus an additional one month per year of service from October 2011 up to a maximum of 18 months) of his base salary and a bonus payment as described below and continuation of his auto allowance and certain medical, dental and insurance benefits for between 12 and 18 months, depending on his length of service. For purposes of calculating the lump sum severance payment, the bonus payment will be based on the higher of (a) the average of his bonus for the year in which termination occurs, on a prorated basis based on year to date results (assuming a minimum of six months have elapsed during the year in which employment termination occurs) and his bonus for the preceding year; or (b) the average of his bonus payouts for the previous two years of employment.

Termination by the Company without Cause: Upon a termination of Mr. McKeracher’s employment without cause, he would receive similar benefits as described above relating to a Change of Control, except that the vesting of unvested options would not be accelerated.

Hendrik Jacobs

Change of Control: Upon a Change of Control, all of Mr. Jacobs’ unvested options will immediately vest. In addition, if material changes are proposed to Mr. Jacobs’ position, he will have the option of terminating his employment and receiving a lump sum severance payment equal to 18 months of his annual base salary and a bonus payment, plus the continuation of the auto allowance and certain medical, dental and insurance benefits, for a period of 18 months following the date of employment termination. For purposes of calculating the lump sum severance payment, the bonus payment will be based on the higher of (a) the average of his bonus for the year in which termination occurs, on a pro-rated basis based on year to date results (assuming a minimum of six months have elapsed during the year in which employment termination occurs) and his bonus for the preceding year or (b) the average of his bonus payouts for the previous two years of employment.

Termination by the Company without Cause: Upon a termination of Mr. Jacobs’ employment without cause, he would receive similar severance benefits as described above under a Change of Control, except that the vesting of unvested options would not be accelerated.

Termination by the NEO in Certain Situations: If Mr. Jacobs’ decides to terminate his employment as a result of his perceived material inability to execute the responsibilities of his position, he will receive benefits of 12 months base salary and a bonus payment, plus continuation of auto allowance and allowable medical and insurance benefits during the termination period. This right will apply to circumstances whereby, due to decisions taken by Mr. Bromley or the Board of Directors of the Company, Mr. Jacobs is unable to execute key responsibilities of his position such as decisions on hiring or firing, thereby limiting his ability to be effective in his role. Prior to obtaining this benefit, the Chairpersons of both the Compensation Committee and the Corporate Governance Committee must grant final approval, and if such persons do not agree on the matter, the final decision will rest with the Chair of the Board. For purposes of calculating the payment amount, the determination of the bonus payment will be based on the higher of (a) the average of his bonus for the year in which termination occurs, on a pro-rated basis based on year to date results (assuming a minimum of six months have elapsed during the year in which employment termination occurs) and his bonus for the preceding year; or (b) the average of his bonus payouts for the previous two years of employment.

John Ruelle

Change of Control: Upon a Change of Control, all of Mr. Ruelle’s unvested options will immediately vest. In addition, if material changes are proposed to Mr. Ruelle’s position, he will have the option of terminating his employment and receiving a lump sum severance payment equal to 12 months (plus an additional one month per year of service from October 2011 up to a maximum of 18 months) of his base salary and a bonus payment as described below and continuation of his auto allowance and certain medical, dental and insurance benefits for between 12 and 18 months, depending on his length of service. For purposes of calculating the lump sum severance payment, the bonus payment will be based on the higher of (a) the average of his bonus for the year in which termination occurs, on a prorated basis based on year to date results (assuming a minimum of six months have elapsed during the year in which employment termination occurs) and his bonus for the preceding year or (b) the average of his bonus payouts for the previous two years of employment.

Termination by the Company without Cause: Upon a termination of Mr. Ruelle’s employment without cause, he would receive similar severance benefits as described above under a Change of Control, except that the vesting of unvested options would not be accelerated.

Termination by the NEO without Cause: Effective January 5, 2015, Mr. Ruelle was appointed Senior Vice President of the Company’s Raw Material Sourcing and Supply operating segment, with responsibilities including preparing the organization for integration into a Global Sourcing and Supply organizational structure. This assignment is expected to be completed in 2016. Upon the assignment’s completion, if Mr. Ruelle and the Company are unable to agree on a commensurate role, Mr. Ruelle may terminate his employment without cause on the following terms: (a) six months working notice; (b) severance to a total of 18 months in addition to the working notice; (c) continuation of auto allowance, medical, dental and insurance benefits to 18 months; (d) outplacement services paid for by the Company for up to 12 months; and (e) continuation of vesting of all stock options and PSU’s during the severance period.

Gerard Versteegh

Change of Control: Upon a Change of Control, Mr. Versteegh’s unvested options will vest in accordance with the provisions of the Company’s 2013 Stock Incentive Plan or 2002 Stock Option Plan, as applicable.

Termination without Cause: Upon a termination of Mr. Versteegh’s employment without cause, he will receive the higher of severance benefits equivalent to 12 months base salary, including holiday allowance and bonus (based on the average amount of the previous two years), or severance benefits calculated as per the formula provided by the Dutch Cantonal Court formula. The Dutch Cantonal Court Formula fixes the redundancy payment for severance at a number of months’ salary. The formula includes factoring years of service, age, base salary, and reasonable compensation for the termination circumstance.

The following table sets forth the estimated benefits that would have been payable to the NEOs if a change in control had occurred and each officer’s employment was terminated on January 3, 2015:

Termination Due to Change in Control

Name	Annual Amount for Severance Calculation				Term of Lump Sum Payment (Years)	Lump Sum Severance Payment ($)	Acceler- ated Vesting of Stock Options ($)(2)	Acceler- ated Vesting of PSUs ($)(3)	Total ($)
	Total Base Salary ($)	Average Bonus Last 2 Years ($)	Contin- uation of Benefits ($)(1)	Sub Total ($)
Steven Bromley(4)	516,078	146,870	41,113	704,061	2.00	1,408,122	1,169,009	228,094	2,805,225
Robert McKeracher(4)	327,302	60,756	31,061	419,119	1.25	523,899	642,051	133,541	1,299,491
Hendrik Jacobs(4)	495,707	92,015	47,817	635,539	1.50	953,308	1,334,153	219,091	2,506,552
John Ruelle	359,000	66,640	16,380	442,020	1.25	552,525	644,925	132,608	1,330,058
Gerard Versteegh(5)	351,982	92,395	-	444,377	1.00	444,377	471,362	75,426	991,165

(1)	Represents group life insurance, RRSP/401(k), auto allowances and critical life/extra life insurance through the severance period.

(2)

These amounts represent the difference between the exercise price of the stock options and the closing price of the Company’s common shares on January 2, 2015, the last trading day of the fiscal year, of $11.80.

(3)

These amounts represent the target payout of PSUs multiplied by the closing price of the Company’s common shares on January 2, 2015 of $11.80. This benefit provides that the Company’s board of directors will approve for the immediate vesting of these awards under the provisions of the Company’s 2013 Stock Incentive Plan.

(4)	Calculated based on the average annual exchange rate for the year of Cdn $1.00 = $0.9054.

(5)	Calculated based on the average annual exchange rate for the year of €1.00 = $1.3283.

The following table sets forth the estimated benefits that would have been payable to the NEOs if each officer’s employment was terminated by the Company without cause (or by Mr. Jacobs as described in his agreement) on January 3, 2015 in the absence of a change in control:

Termination Without Cause

Name	Annual Amount for Severance Calculation				Term of Lump Sum Payment (Years)	Lump Sum Severance Payment ($)	Acceler- ated Vesting of Stock Options ($)(2)	Acceler- ated Vesting of PSUs ($)(3)	Total ($)
	Total Base Salary ($)	Average Bonus Last 2 Years ($)	Contin- uation of Benefits ($)(1)	Sub Total ($)
Steven Bromley(4)	516,078	146,870	41,113	704,061	2.00	1,408,122	1,169,009	228,094	2,805,225
Robert McKeracher(4)	327,302	60,756	31,061	419,119	1.25	523,899	-	-	523,899
Hendrik Jacobs(4)	495,707	92,015	47,817	635,539	1.50	953,308	-	-	953,308
John Ruelle	359,000	66,640	16,380	442,020	1.25	552,525	-	-	552,525
Gerard Versteegh(5)	351,982	92,395	-	444,377	1.00	444,377	-	-	444,377

(1)	Represents group life insurance, RRSP/401(k), auto allowances and critical life/extra life insurance through the severance period.

(2)

These amounts represent the difference between the exercise price of the stock options and the closing price of the Company’s common shares on January 2, 2015, the last trading day of the fiscal year, of $11.80.

(3)

These amounts represent the target payout of PSUs multiplied by the closing price of the Company’s common shares on January 2, 2015 of $11.80. This benefit provides that the Company’s board of directors will approve the immediate vesting of these awards under the provisions of the Company’s 2013 Stock Incentive Plan.

(4)	Calculated based on the average annual exchange rate for the year of Cdn $1.00 = $0.9054.

(5)	Calculated based on the average annual exchange rate for the year of €1.00 = $1.3283.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH INSIDERS AND RELATED PERSONS

The Audit Committee reviews any material transactions in which we are or will be a participant and in which any of our 5% shareholders, directors or executive officers, or any of their immediate family members, has a direct or an indirect material interest. After its review the Audit Committee will only approve or ratify those transactions that the Audit Committee determines are in, or are not inconsistent with, our best interests and the Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on us or the related person in connection with approval of the transaction.

No informed person (as such term is defined in National Instrument 51-102 of the CSA), any proposed director of the Company or any associate or affiliate of the foregoing or any related person (as such term is defined in Item 404(a) of Regulation S-K) has or will have any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed fiscal year or in any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000 or which otherwise has materially affected or would materially affect the Company or any of its subsidiaries, except as noted below:

  Pursuant to a Retirement and Consulting Agreement dated January 10, 2014, Mr. Routh is entitled to receive compensation at a rate of $2,000 per day for consulting services according to the following schedule: (i) 150 consulting days in year one, for total yearly compensation of $300,000; (ii) 75 consulting days in year two, for total yearly compensation of $150,000; and (iii) 25 consulting days in year three, for total yearly compensation of $50,000. The Company will also pay certain health insurance benefits on behalf of Mr. Routh for the first 18 months of the consulting period, and Mr. Routh’s unvested stock options will continue to vest during the three-year consulting period. In addition, during the fiscal year ended January 3, 2015, Mr. Routh purchased agronomy products for his family farm for $128,000 (reflecting market rates) from the Company. During the same period, Mr. Routh also sold from his family farm corn and soybeans for $435,000 (reflecting market rates) to the Company.

  On February 1, 2007, Mr. Kendall stepped down as the Chief Executive Officer of the Company but remains a member of the Board of Directors. Pursuant to a Retiring Allowance Agreement dated March 8, 2011, Mr. Kendall is entitled to receive Cdn $50,000 per annum until February 25, 2015 and Cdn $25,000 per annum thereafter until February 25, 2020. Subsequent to 2012, Mr. Kendall is no longer required to provide services to the Company although payments will continue under the contract. In the event that Mr. Kendall passes away before February 26, 2020, any remaining amount payable under the contract will be paid to his estate until February 26, 2020.

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EXECUTIVE OFFICERS

Steven Bromley (Age 55) serves as Chief Executive Officer and a Director of the Company. Mr. Bromley joined the Company in June 2001, was appointed President in January 2005, and subsequently Chief Executive Officer in February 2007. Mr. Bromley was appointed to the Board of Directors of SunOpta on January 26, 2007. From June 2001 through September 2003, Mr. Bromley served as the Company’s Executive Vice President and Chief Financial Officer. Mr. Bromley was subsequently appointed as Chief Operating Officer and held this role until his appointment as Chief Executive Officer. In August 2012, Mr. Bromley relinquished the Presidency to Hendrik Jacobs, who joined SunOpta as President and Chief Operating Officer. Prior to joining the Company, Mr. Bromley spent over 13 years in the Canadian dairy industry in a wide range of financial and operational roles with both Natrel Inc. and Ault Foods Limited. From 1997 to 1999 he served on the Board of Directors of Natrel Inc. Mr. Bromley is a Chartered Professional Accountant, Certified General Accountant, is a Director of most of the Company’s subsidiaries, and since July 2004 has served on the Board of Directors of Opta Minerals which is approximately 66% owned by SunOpta.

Robert McKeracher (Age 38) serves as Vice President and Chief Financial Officer of the Company overseeing all financial reporting, compliance and corporate treasury activities. He previously served as Vice President of Financial Reporting for SunOpta from June 2008 until October 2011, and as Director of Financial Reporting from August 2007 to June 2008. Prior to joining the Company, Mr. McKeracher was the Manager of Business Planning and Treasury at Magna Entertainment Corp. from May 2003 to August 2007, after spending four years in public accounting in the assurance and business advisory practice at PricewaterhouseCoopers LLP. Mr. McKeracher is a Chartered Professional Accountant, Chartered Accountant, and holds a Bachelor of Commerce degree from the University of Toronto. In the past five years, Mr. McKeracher has not served on any reporting issuer’s Board of Directors.

Hendrik Jacobs (Age 54) joined the Company in August 2012 as President and Chief Operating Officer. Mr. Jacobs brings over 20 years of international sales, marketing, innovation, strategic development and general management experience to this role. Over the previous 11 years Mr. Jacobs held a number of progressively responsible positions with Tetra Pak, the world’s leading supplier of equipment and materials for the processing and packaging of liquid food products, with revenues of approximately $12 billion in 165 markets worldwide. In his last position with Tetra Pak, Mr. Jacobs served as Cluster Vice President for North Europe with responsibility for the United Kingdom, Ireland, Scandinavia and the Baltic States. Prior to this role, he served as Managing Director Benelux with responsibility for the Netherlands, Belgium and Luxemburg, as Vice President of Strategy and Planning with responsibility for setting long term technology and product development strategies, and as Vice President of Sales for TetraPak USA. Prior to joining Tetra Pak Mr. Jacobs held a number of international sales, marketing and general management positions with PepsiCo, Royal Dutch Ahold and the Coca-Cola Company. Mr. Jacobs holds a Masters of Business Administration degree from the American Graduate School of International Management and a Bachelor of Business Administration from Oregon State University. In the past five years, Mr. Jacobs has not served on any reporting issuer’s Board of Directors.

John Ruelle (Age 45) was appointed to the position of Chief Administrative Officer and Senior Vice President of Raw Material Sourcing and Supply in January 2015, after serving as Chief Administrative Officer and Senior Vice President of Corporate Development and Secretary from January 2013. From October 2011 to January 2013, Mr. Ruelle served as Vice President and Chief Administrative Officer. Mr. Ruelle joined SunOpta in November 2007 as Vice President of Finance and Administration and Chief Financial Officer of the SunOpta Grains and Foods Group, the largest operating division of SunOpta at the time. Mr. Ruelle brought over 15 years of progressive food industry senior leadership experience to SunOpta with a focus on building foundational structures to achieve aggressive revenue and profitably growth through driving talent management, business processes and strategy linkage. Prior to joining SunOpta, Mr. Ruelle was Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Corporate Secretary for Restaurant Technologies, Inc. where he was co-founder and managed over 30 Greenfield start-ups. Earlier in his career he held various financial and operational roles with LaserMaster Technologies and was a Certified Public Accountant with Larson Allen, LLP. Mr. Ruelle has a Bachelor of Science degree from St. John’s University. In the past five years, Mr. Ruelle has not served on any reporting issuer’s Board of Directors.

Gerard Versteegh (Age 53) serves as President of International Sourcing and Supply. Mr. Versteegh joined SunOpta in April 2008 as President and co-founder of Tradin Organic Agriculture. Mr. Versteegh has over 30 years of expertise in the global sourcing, processing and distribution of organic raw materials in a broad range of categories. In the past five years, Mr. Versteegh has not served on any reporting issuer’s Board of Directors.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except insofar as they may be shareholders of the Company or as otherwise disclosed in this Proxy Statement, no person who has been a director or executive officer of the Company at any time since the beginning of its last completed fiscal year, any proposed nominee for election as a director of the Company or any associate or affiliate of such persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS;
SHAREHOLDER COMMUNICATIONS

The Company’s shareholders may submit proposals on matters appropriate for shareholder action at meetings of shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and Section 137 of the CBCA. For such proposals to be included in the Company’s proxy materials relating to its 2016 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 and the CBCA must be satisfied and, under the CBCA, such proposals must be received by the Company no later than January 17, 2016. Such proposals should be delivered to SunOpta Inc., Attn: Corporate Secretary, 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2.

Under SEC rules, notice of a shareholder proposal or nomination for the 2016 Annual Meeting of Shareholders submitted outside the processes of Rule 14a-8 and Section 137 of the CBCA must be received by the Corporate Secretary of the Company at our principal executive offices on or prior to March 3, 2016. The proxy solicited by the Board for the 2016 Annual Meeting of Shareholders will confer discretionary authority to vote on any proposal or nomination submitted by a shareholder at that meeting with respect to which the Company has received notice after such date.

Shareholders may recommend a person as a nominee for director by writing to the Secretary of the Company. Please see “Corporate Governance-Board Committees-Corporate Governance Committee (Nominating Committee)” in this Proxy Statement for information that each notice of nomination should contain.

Shareholders may communicate with the Board. Communications should be in writing and marked to the attention of the Board of Directors or any of its individual committees, or the Chair of the Board. Any such communications should be delivered to the Company at is principal executive offices located at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2.

SOLICITATION OF PROXIES

Proxies solicited in connection with this proxy statement are being solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular employees of the Company. The Company does not expect to pay any additional compensation for the solicitation of proxies. These solicitations may be made personally or by mail, facsimile, telephone, messenger, or e-mail. The Company will bear all proxy solicitation costs, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card, the Notice and any additional solicitation material that the Company may provide to shareholders.

We will request fiduciaries, custodians, brokerage houses and similar parties to forward copies of proxy materials to beneficial owners of the common shares, and we will reimburse these parties for their reasonable and customary charges for expenses of distribution.

FORM 10-K AND OTHER INFORMATION

The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended January 3, 2015, including the consolidated financial statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: SunOpta Inc., Attn: Susan Wiekenkamp, 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2. The Annual Report on Form 10-K and additional information relating to the Company is also available at www.sunopta.com, on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and MD&A for the fiscal year ended January 3, 2015.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

This proxy statement may include “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in our Annual Report on Form 10-K for the year ended January 3, 2015 and in our periodic reports on Form 10-Q and Form 8-K.

Dated this 17th day of April, 2015.

By Order of the Board of Directors

/s/ Steven Bromley
Steven Bromley
Chief Executive Officer

SunOpta

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 4:00 P.M. EDT on Tuesday, May 26, 2015 (or 4:00 P.M. on the afternoon before, excluding Saturdays, Sundays, and holidays, any adjournment or postponement of the meeting). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 4:00 P.M. EDT on Tuesday, May 26, 2015 (or 4:00 P.M. on the afternoon before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the meeting). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY FAX - 1-866-623-5305 (FOR CANADIAN SHAREHOLDERS ONLY)
You may send your completed and signed Proxy by facsimile to the number above up until 4:00 P.M. EDT on Tuesday, May 26, 2015 (or 4:00 P.M. on the afternoon before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the meeting).

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 up until Tuesday, May 26, 2015.

The form of proxy should be signed in the exact name that appears on the form of proxy. If the form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the holder. **Proxy will be voted as directed. If no voting preferences are indicated, this form of proxy will be voted as recommended by the Board of Directors. This proxy is solicited by the Board of Directors of SunOpta for use at the Annual Meeting of Shareholders.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M90570-P63273 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNOPTA INC.

The Board of Directors recommends a vote "FOR" the election of the nominees specified in Proposal 1 below and "FOR" the matters described in Proposals 2 and 3 below.

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Jay Amato	☐	☐
1b. Margaret Shan Atkins	☐	☐
1c. Steven Bromley	☐	☐
1d. Michael Detlefsen	☐	☐
1e. Douglas Greene	☐	☐
1f. Katrina Houde	☐	☐
1g. Jeremy Kendall	☐	☐
1h. Alan Murray	☐	☐

If you wish to appoint someone other than Robert McKeracher, Vice President and Chief Financial Officer and John Ruelle, Chief Administrative Officer and Senior Vice President, as your proxy, please check box here. Please do not check box unless you want to exercise this option. ☐

	For	**Against**	**Abstain**
2. Appointment of Deloitte LLP	☐	☐	☐
3. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

Authorized Signature(s) – This section must be completed for your instruction to be executed.
I/We authorize you to act in accordance with my/our instructions set above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.**

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M90571-P63273

SUNOPTA INC.

This proxy is solicited by the Board of Directors of SunOpta Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2, on May 28, 2015 at 4:00 P.M. EDT, or any adjournment thereof (the "Meeting"), in the same manner, to the same extent and with the same powers as if the undersigned were personally present at the Meeting or any adjournment thereof.

You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see below). The common shares represented by this form of proxy may be voted in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the Meeting.

If the common shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required.

This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, USA 11717, prior to 4:00 P.M., EDT on Tuesday, May 26, 2015 (or 4 P.M. on the afternoon, excluding Saturdays, Sundays and holidays, before any adjournment or postponement of the Meeting at which the proxy is to be used).

Appointment of Proxy:

I/We, being registered shareholder(s) of the Company hereby appoint(s): Robert McKeracher, Vice President and Chief Financial Officer and John Ruelle, Chief Administrative Officer and Senior Vice President, or either of them, both officers of the Company;

OR

Print the name of the person you are appointing as your proxy if this person is someone other than Robert McKeracher or John Ruelle; [ ]

as my/our proxy with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, in the discretion of such proxy) and to otherwise act for the undersigned in their discretion on all other matters that may properly come before the Meeting and without limiting the general authorization and power hereby given, the person(s) named above are specifically directed to vote the common shares of the Company registered in the name of the undersigned shareholder as follows:

The Board of Directors recommends a vote "FOR" the election of the nominees specified in Proposal 1 on the reverse side and "FOR" the matters described in Proposals 2 and 3 on the reverse side.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side